 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-255923
PROSPECTUS
GOODRICH PETROLEUM CORPORATION
13.50% CONVERTIBLE SECOND LIEN SENIOR SECURED NOTES DUE 2023
1,903,240 SHARES OF COMMON STOCK ISSUABLE
UPON CONVERSION OF THE
13.50% CONVERTIBLE SECOND LIEN SENIOR SECURED NOTES DUE 2023

Guarantee of 13.50% Convertible Second Lien Senior Secured Notes due 2023
of Goodrich Petroleum Corporation by Goodrich Petroleum Company, L.L.C.

This prospectus relates to the offer and sale by the selling security holders identified in this prospectus of (i) up to $40,596,114 in aggregate principal amount of 13.50% Convertible Second Lien Senior Secured Notes due 2023 (the “Notes”) and (ii) up to 1,903,240 shares of common stock issuable upon conversion of the Notes (the securities described in the foregoing clauses (i) and (ii) are collectively referred to herein as the “Securities”). We are not selling any Securities and we will not receive any proceeds from the sale of the Securities by the selling security holders. We have paid the fees and expenses incident to the registration of the Securities for sale by the selling security holders.
Our registration of the Securities covered by this prospectus does not mean that the selling security holders will offer or sell any of the Securities. The selling security holders may sell the Securities covered by this prospectus in a number of different ways and at varying prices. For information on the possible methods of sale that may be used by the selling security holders, you should refer to the section entitled “Plan of Distribution” beginning on page 107 of this prospectus.
Our common stock is quoted on the NYSE American LLC (“NYSE American”) under the symbol “GDP.” On May 25, 2021, the last reported sale price of our common stock was $11.05 per share, as reported on the NYSE American.
Investing in our securities involves a high degree of risk. Please see “Risk Factors” beginning on page 8 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in the securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated May 26, 2021

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling security holders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Unless the context otherwise requires, references in this prospectus to “the Company,” “we,” “our,” and “us” refer to Goodrich Petroleum Corporation, a Delaware corporation, and its subsidiary, Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company.

i

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus, is not complete, and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the documents incorporated by reference herein, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find More Information.” You should also carefully consider, among other things, the information presented under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and the consolidated financial statements and the notes thereto before making an investment decision.
Overview
We are an independent oil and natural gas company engaged in the exploration, development and production of properties primarily in (i) Northwest Louisiana and East Texas, which includes the Haynesville Shale Trend, (ii) Southwest Mississippi and Southeast Louisiana, which includes the Tuscaloosa Marine Shale Trend and (iii) South Texas, which includes the Eagle Ford Shale Trend.
We seek to increase shareholder value by growing our oil and natural gas reserves, production, revenues and cash flow from operating activities (“operating cash flow”). In our opinion, on a long-term basis, growth in oil and natural gas reserves, cash flow and production on a cost-effective basis are the most important indicators of performance success for an independent oil and natural gas company.
Management strives to increase our oil and natural gas reserves, production and cash flow through exploration and development activities. We develop an annual capital expenditure budget, which is reviewed and approved by our board of directors (the “Board” or “Board of Directors”) on a quarterly basis and revised throughout the year as circumstances warrant. When establishing our capital expenditure budget, we take into consideration our projected operating cash flow, commodity prices for oil and natural gas and externally available sources of financing, such as bank debt, asset divestitures, issuance of debt and equity securities and strategic joint-ventures.
Our revenues and operating cash flow depend on the successful development of our inventory of capital projects with available capital, the volume and timing of our production, as well as commodity prices for oil and natural gas. The prices we receive for our production are largely beyond our control, and in the first half of 2020, the NYMEX Henry Hub price for natural gas hit a five-year low. We have historically been able to hedge our natural gas production at prices that are higher than current strip prices. However, depending on the volatility in the commodity price environment, our ability to enter into comparable derivative arrangements may be more limited. Please see “Item 1A — Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for a discussion of the risks to our business as a result of lower commodity prices.
The Coronavirus Disease 2019 (“COVID-19”) pandemic and related economic repercussions created significant volatility, uncertainty and turmoil in the oil and gas industry. Throughout 2020, the effect of COVID-19 lowered the demand for oil and natural gas which resulted in an oversupply of crude oil with significant downward pressure on oil and natural gas prices for much of the year. West Texas Intermediate crude oil closed at $21 per barrel on March 31, 2020 and generally remained at that level or lower through May 2020. In the third and fourth quarters of 2020, we experienced gradual increases in oil and natural gas prices although not enough to alleviate the oversupply caused by lack of demand caused by COVID-19. The ultimate magnitude and duration of the COVID-19 pandemic, resulting governmental restrictions placing limitations on the mobility and ability to work of the worldwide population and the related impact on crude oil prices, and the U.S. and global economy and capital markets remains uncertain. Because we predominately produce natural gas, and natural gas has not been impacted by the same market forces as crude oil, we have experienced less of an impact from COVID-19 than many of our peers. However, the scope and length of the COVID-19 pandemic and the ultimate effect on the price of natural gas cannot be determined, and we could be adversely affected in future periods.
To mitigate the effects of the downturn in commodity prices due to the effects of COVID-19, we reduced our capital expenditures for 2020 thereby conserving capital. We also initiated a company-wide cost reduction program eliminating outside services that are not core to our business. Additionally, we have substantial volumes of our production favorably hedged through the first quarter of 2022.
As a result of the steps we have taken to enhance our liquidity, we anticipate our cash on hand, cash from operations, the proceeds from the sale of the Notes and our available borrowing capacity under our senior credit facility will be sufficient to meet our investing, financing, and working capital requirements into 2021.
We remain committed to the following priorities while navigating the COVID-19 pandemic:
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Ensuring the health and safety of our employees and the contractors that provide service to us;

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Continuing to monitor the impact the COVID-19 pandemic has on demand for our products in addition to related commodity price impacts in order to adjust our business accordingly; and

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Ensuring we emerge from the COVID-19 pandemic and current oil and natural gas price environment in as strong of a position as possible as we continue to move forward with our long-term strategies.

Corporate Information
Our common stock is quoted on the NYSE American under the symbol “GDP.” Our principal executive offices are located at 801 Louisiana St., Suite 700, Houston, Texas 77002, and our telephone number is (713) 780-9494. Our website is located at www.goodrichpetroleum.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.
For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

ABOUT THE SUBSIDIARY GUARANTOR
Goodrich Petroleum Corporation is a holding company. We conduct most of our operations through our subsidiary, Goodrich Petroleum Company, L.L.C. Goodrich Petroleum Company, L.L.C. jointly and severally, fully, irrevocably and unconditionally guarantees our payment obligations under the Notes offered by this prospectus. We refer to Goodrich Petroleum Company, L.L.C., our wholly owned subsidiary, in this prospectus as the “Subsidiary Guarantor,” our “subsidiary” or the “Registrant Guarantor.”

THE OFFERING — THE COMMON STOCK
Issuer
Goodrich Petroleum Corporation, a Delaware corporation.
Shares of common stock offered by the selling security holders
1,903,240 shares.
Common stock outstanding
13,402,291 shares of common stock as of May 5, 2021.(1)
Selling security holders
Certain funds and accounts managed by Franklin Advisers, Inc. (“FAV”), as investment manager, and Anchorage Illiquid Opportunities Master VII (D), L.P. See “Selling Security Holders” for further discussion.
Use of proceeds
We will not receive any proceeds from the sale of shares of our common stock by the selling security holders in this offering. See “Use of Proceeds.”
Dividend policy
We do not anticipate that cash dividends or other distributions will be paid with respect to our common stock in the foreseeable future. In addition, restrictive covenants in certain debt instruments to which we are a party limit our ability to pay dividends and our ability to receive dividends from our operating subsidiary. See discussion concerning dividends and restrictions in payment of dividends below under “Dividend Policy.”
Risk factors
Investing in our common stock involves risks. You should read the “Risk Factors” section of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in shares of our common stock.
NYSE American ticker symbol
“GDP”

(1)
Includes 86,799 shares of our common stock issued under our Long Term Incentive Plan that are currently restricted.

TERMS OF THE NOTES
The following summary contains basic information about the Notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the Notes, please refer to the section entitled “Description of Notes” in this prospectus.
Notes Offered
$30,600,787 aggregate principal amount of 13.50% Convertible Second Lien Senior Secured Notes due 2023 (including outstanding PIK Notes) and up to approximately $10.0 million aggregate principal amount of 13.50% Second Lien Senior Secured Notes due 2023 issuable in respect of interest payments on the Notes if such interest payments are not paid in cash.
Maturity
May 31, 2023.
Interest Payment Dates
Interest on the Notes will be paid quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 2021. Interest on each note will accrue from the last interest payment date on which interest was paid.
Payment-in-kind
For any interest period, the Company may elect to pay all or any portion of interest in kind on the then outstanding principal amount of the Notes by increasing the principal amount of the outstanding Notes or by issuing additional PIK Notes.
Conversion
Each holder of the Notes is entitled to convert, at such holder’s sole option, any portion of the outstanding and unpaid Conversion Amount (as defined in “Description of Notes — Certain Definitions”) into fully-paid and non-assessable shares of common stock, at the Conversion Rate (as defined in “Description of Notes — Certain Definitions”). If the holder elects to exercise his or her conversion rights, the Company may elect to: (i) deliver shares of common stock to the holder; (ii) pay the holder an amount in cash equal to the market value of the shares calculated using the Closing Price of the common stock on the conversion date; or (iii) any combination thereof.
Guarantees
The payment of the principal, premium and interest on the Notes will be fully and unconditionally guaranteed on a senior second lien secured basis by our only current subsidiary and by our future subsidiaries that guarantee any of our or a Subsidiary Guarantor’s indebtedness under a credit facility or that incurs any indebtedness under our senior credit facility. See “Description of Notes — Subsidiary Guarantees.”
Security
The Notes will be secured by second-priority liens on all of our and our Subsidiary Guarantor’s assets that secure our senior credit facility (the “collateral”) on a first-priority basis. The Notes and the guarantees will be effectively subordinated to indebtedness outstanding under the senior credit facility and any other existing or future first lien obligations we may incur to the extent of the value of the assets securing such indebtedness and obligations. See “Description of Notes — Security for the Notes.”
Intercreditor Agreement
The collateral agent for the Notes is party to an intercreditor agreement with us, the Subsidiary Guarantor and the first lien collateral agent, which governs the relationship of noteholders, the lenders under our senior credit facility and holders of other first lien obligations with respect to collateral and certain other matters (the “Intercreditor Agreement”). See “Description of Notes — The Intercreditor Agreement.”
Ranking
The Notes and the guarantee will be our and the Subsidiary Guarantor’s senior secured obligations and will:
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be secured by second-priority liens on the second lien collateral, subject to permitted liens and the terms of the Intercreditor Agreement and the guarantee and collateral agreement;

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rank senior in right of payment to all of our and the Subsidiary Guarantor’s future subordinated indebtedness;

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rank equally in right of payment with all of our and the Subsidiary Guarantor’s existing and future senior indebtedness;

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be effectively junior, pursuant to the terms of the Intercreditor Agreement to the extent of the value of the priority lien collateral, to our obligations and our Subsidiary Guarantor’s obligations under our first lien credit agreement and any other priority lien obligations, which will be secured on a first-priority basis by liens on the same collateral that secure the Notes and the guarantees;

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be effectively junior to any of our or our Subsidiary Guarantor’s existing and future secured indebtedness secured by assets not constituting second lien collateral for the Notes and the guarantees to the extent of the value of the collateral securing such indebtedness;

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be effectively senior to all our and our Subsidiary Guarantor’s existing and future unsecured senior indebtedness to the extent of the value of the second lien collateral (after giving effect to any senior and parity liens on the second lien collateral);

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be structurally subordinated in right of payment to all indebtedness and other liabilities of any of our future subsidiaries that are not a guarantor of the Notes; and

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be guaranteed on a senior second lien secured basis by our Subsidiary Guarantor and by certain future subsidiaries.

As of May 5, 2021, our total indebtedness was approximately $119.9 million, which includes $90.4 million outstanding under our first lien revolving credit facility.
Optional Redemption
We may, at our option, redeem, in whole or in part, the Notes, at any time at redemption prices set forth below, plus accrued and unpaid interest, if any, to the date of redemption:
Prior to March 9, 2022          101%
March 9, 2022 and thereafter     100%
Change of Control
If we experience certain kinds of changes of control, we must give the holders of the Notes the opportunity to sell us their Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.
Certain Covenants
The indenture governing the Notes (the “Indenture”) contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
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incur additional debt;

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make certain investments or pay dividends or distributions on our capital stock or purchase, redeem or retire capital stock or purchase, redeem or retire our unsecured indebtedness;

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sell assets, including capital stock of our restricted subsidiaries;

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restrict dividends or other payments by restricted subsidiaries;

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create liens that secure debt;

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enter into transactions with affiliates; and

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merge or consolidate with another company.

These covenants are subject to a number of important limitations and exceptions. See “Description of Notes — Covenants.” However, most of the covenants will terminate if both of S&P Global Ratings and Moody’s Investors Service, Inc. assigns the Notes an investment grade rating and no event of default exists with respect to the Notes.
Transfer Restrictions; Absence of a Public Market for the Notes
While the Notes generally will be freely transferable, a liquid trading market for the Notes may not exist. There can be no assurance as to the development or liquidity of any market for the Notes. We do not intend to apply for a listing of the Notes on any securities exchange or any automated dealer quotation system.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment.
Risks Related to Our Common Stock and this Offering
The trading price of our common stock may decline, and you may not be able to resell shares of our common stock at prices equal to or greater than the price you paid or at all.
The trading price of our common stock may decline for many reasons, some of which are beyond our control. In the event of a drop in the market price of our common stock, you could lose a substantial part or all of your investment in our common stock.
Numerous factors, including those described or referred to in this “Risk Factors” section and in the other documents incorporated herein by reference as well as the following, among others, could affect our stock price:
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our results of operations and financial condition;

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the number of identified drilling locations and our reserves estimates;

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quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues, capital expenditures, production and unit costs;

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the public reaction to our press releases, our other public announcements and our filings with the SEC;

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changes in expectations as to our future results of operations and prospects, including financial estimates and projections by securities analysts and investors;

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results of operations that vary from those expected by securities analysts and investors;

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strategic actions by our competitors;

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strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

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changes in applicable laws and regulations;

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changes in accounting principles;

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announcements of claims against us by third parties;

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future sales of our common stock by us, the selling security holders, significant stockholders or our directors or executive officers;

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additions or departures of key management personnel;

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changes in general market and economic conditions, including fluctuations in commodity prices;

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volatile and unpredictable developments, including man-made, weather-related and other natural disasters, catastrophes or terrorist attacks in the geographic regions in which we operate; and

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increased competition, or the performance, or the perceived or anticipated performance, of our competitors.

In addition, the stock market in general, including recently, has experienced significant volatility that often has been unrelated to the operating performance of companies whose shares are traded. These market fluctuations could adversely affect the trading price of our common stock, regardless of our actual operating performance. As a result, the trading price of our common stock may decline, and you may not be able to sell your shares at or above the price you paid to purchase them, or at all. Further, we could be the subject of securities class action litigation due to any such stock price volatility, which could divert management’s attention and adversely affect our results of operations.
Future sales of our common stock could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.
We may sell additional shares of common stock in subsequent public or private offerings. We may also issue additional shares of common stock or convertible securities. As of May 5, 2021, we had 13,402,291 outstanding shares of common stock, including 86,799 shares of our common stock issued under the Long Term Incentive Plan, which are currently restricted. Our outstanding shares of common stock do not include the 1,903,240 shares issuable upon conversion of the Notes that the selling security holders are offering pursuant to this Registration Statement, which may be resold in the public market.
We cannot predict the size of future issuances of our common stock or securities convertible into common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock.
Our common stock is an equity interest and therefore subordinated to our indebtedness.
In the event of our liquidation, dissolution or winding up, our common stock would rank below all of our indebtedness and other claims. As a result, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon our liquidation, dissolution or winding up until after all of our obligations to our creditors and other claimants have been satisfied.
Because we currently have no plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
We currently do not expect to pay any cash dividends on our common stock. Any future determination to pay cash dividends or other distributions on our common stock will be at the discretion of the Board and will be dependent on our earnings, financial condition, operation results, capital requirements and contractual, regulatory and other restrictions, including restrictions contained in the senior secured credit facility, the Indenture governing the Notes and any other agreements governing any existing and future outstanding indebtedness we or our subsidiaries may incur.
As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.
Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.
Our business and operations may consume resources faster than we anticipate, or we may require additional funds to pursue acquisition or expansion opportunities. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the holders of such securities would have rights senior to common stockholders to make claims on our assets, and the terms of any additional debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, existing stockholders may experience dilution. In addition, our Board is authorized to issue preferred stock which could have rights and preferences senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, owners of our common stock are subject to the risk that future issuances of securities could adversely affect the market price of our common stock, dilute the economic interests of holders of our common stock or subject such holders to rights and preferences senior to their own.

If securities analysts do not publish research or reports about our business or if they downgrade or provide a negative outlook on our stock or our sector, our stock price and trading volume could decline.
The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. If one or more of the analysts who cover us downgrade or provide a negative outlook on our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts cease coverage of our business or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
Anti-takeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of our Third Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”) and our Second Amended and Restated Bylaws, as amended (our “Bylaws”), may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions provide for, among other things:
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the ability of our Board to issue, and determine the rights, powers and preferences of, one or more series of preferred stock;

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advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings; and

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certain limitations on convening special stockholder meetings.

Further, as a Delaware corporation, we are also subject to provisions of Delaware law, which may impair a takeover attempt that our stockholders may find beneficial. These anti-takeover provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change in control of our Company, including actions that our stockholders may deem advantageous, or negatively affect the trading price of our common stock. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. See “Description of Capital Stock.”
Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers or other employees.
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought in the name or right of us or on our behalf, (2) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees, stockholders or other agents to us or our stockholders, (3) any action arising or asserting a claim arising pursuant to any provision of the DGCL or any provision of the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (4) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws. Any person or entity purchasing or otherwise acquiring any interest in shares of our stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.
The forum selection provision is intended to apply to the fullest extent permitted by applicable law to the above-specified types of actions and proceedings, including, to the extent permitted by the federal securities laws, to lawsuits asserting both the claims subject to the forum selection provision and federal securities law claims. However, application of the forum selection provision may in some instances be limited by applicable law. For example, the forum selection provision will not apply to actions arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Exchange Act’s rules and regulations because the Exchange Act creates exclusive federal jurisdiction over all such actions. It could apply, however, to a lawsuit asserting both claims subject to the forum selection provision and claims under the Securities Act of 1933, as amended (the “Securities Act”), because the Securities Act creates concurrent jurisdiction for federal and state courts over suits brought to enforce the Securities Act or its rules and regulations. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act, and our stockholders cannot waive compliance with the federal securities laws or its rules and regulations.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers or employees. If a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition and results of operations.
The ownership position of our larger stockholders may limit other stockholders’ ability to influence corporate matters and could affect the price of our common stock.
As of May 5, 2021, funds and accounts managed by FAV, Gen IV Investment Opportunities (“Gen IV”) and Anchorage Capital Group L.L.C. collectively beneficially own approximately 42% of our outstanding common stock. As a result, these stockholders will be able to exercise significant influence over matters requiring stockholder approval, including the election of directors, changes to our organizational documents and significant corporate transactions. This concentration of ownership makes it unlikely that any other holder or group of holders of our common stock will be able to affect the way we are managed or the direction of our business. The interests of these stockholders with respect to matters potentially or actually involving or affecting us, such as future acquisitions, financings and other corporate opportunities and attempts to acquire us, may conflict with the interests of our other stockholders. In addition, certain of our directors are currently nominated for election by these stockholders, and one such director is affiliated with Gen IV (the “Gen IV Director”). The Gen IV Director’s duties as an employee of an affiliate of Gen IV may conflict with his duties as our director, and the resolution of these conflicts may not always be in our or your best interest. The existence of these significant stockholders may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in the best interests of our company. Moreover, the concentration of stock ownership may adversely affect the trading price of our common stock as a result of lower public float or if investors perceive a disadvantage in owning stock of a company with a significant concentration of ownership.
Risks Related to our Notes
As a holder of the Notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.
If you hold any of our Notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions, if any, on our common stock), but you will be subject to all changes affecting our common stock. You will have rights with respect to our common stock only when we deliver shares of common stock to you upon conversion of your Notes. For example, if an amendment is proposed to our Certificate of Incorporation or Bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery of common stock, if any, to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.
To service our indebtedness, including the Notes, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.
Our ability to pay our operating and capital expenses and make payments due on our indebtedness, including the Notes, depends on our future performance, which will be affected by financial, business,

economic, legislative and other factors, many of which are beyond our control. The Notes contain payment-in-kind interest provisions which reduce the cash needed to pay interest while increasing the principal amount of Notes that ultimately must be retired with a cash payment. Our business may not generate sufficient cash flow from operations in the future, which could result in our being unable to pay interest in cash or repay indebtedness, including the Notes, or to fund other liquidity needs. A range of economic, competitive, business and industry factors will affect our future financial performance, and many of these factors, such as oil, natural gas liquids and natural gas prices, economic and financial conditions in our industry and the global economy and initiatives of our competitors, are beyond our control. If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:
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selling assets;

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pursuing joint ventures;

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reducing or delaying capital investments;

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seeking to raise additional capital; or

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restructuring or refinancing all or a portion of our indebtedness, including the Notes, at or before maturity.

We cannot assure you that we will be able to accomplish any of these alternatives on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements may restrict us from adopting any of these alternatives. The failure to generate sufficient cash flow or to achieve any of these alternatives could materially adversely affect the value of the Notes and our ability to pay the amounts due under the Notes.
We may be able to incur substantially more debt. This could exacerbate the risks associated with our indebtedness.
We may be able to incur substantial additional indebtedness in the future, including through a refinancing of our senior credit facility. Any borrowings under the senior credit facility or a replacement senior credit facility will likely be secured, and as a result, together with any future first lien secured indebtedness, will be effectively senior to the Notes and the guarantee of the Notes by the Subsidiary Guarantor, to the extent of the value of the collateral securing that indebtedness. In addition, the holders of any future debt we may incur that ranks equally with the Notes will be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiary now face could intensify.
The Indenture governing the Notes and our senior credit facility contain operating and financial restrictions that may restrict our business and financing activities.
The Indenture governing the Notes and our senior credit facility contain, and any future indebtedness we incur may contain, a number of restrictive covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:
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sell assets, including equity interests in our subsidiary;

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pay distributions on, redeem or repurchase our common stock;

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make investments;

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incur or guarantee additional indebtedness or issue preferred stock;

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create or incur certain liens;

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make certain acquisitions and investments;

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redeem or prepay certain other debt;

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enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

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consolidate, merge or transfer all or substantially all of our assets; and

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engage in transactions with affiliates.

As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.
Our ability to comply with some of the covenants and restrictions contained in our senior credit facility, which contains financial maintenance covenants, may be affected by events beyond our control. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired. A failure to comply with the covenants, ratios or tests in our senior credit facility or any future indebtedness could result in an event of default under our senior credit facility or our future indebtedness, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. If an event of default under our senior credit facility occurs and remains uncured, the lenders thereunder:
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could elect to terminate availability of borrowings under such facility;

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could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable; and

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may have the ability to require us to apply all of our available cash to repay these borrowings.

A payment default or an acceleration under our senior credit facility could result in an event of default and an acceleration under the Indenture governing the Notes. If the indebtedness under the Notes were to be accelerated, there can be no assurance that we would have, or be able to obtain, sufficient funds to repay such indebtedness in full. In addition, our obligations under our senior credit facility are collateralized by perfected first priority liens and security interests on substantially all of our assets, and if we are unable to repay our indebtedness under the senior credit facility, the lenders could seek to foreclose on our assets. Please see “Description of Notes.”
We may not be able to fund a change of control offer.
In the event of a change of control (as defined in the Indenture governing the Notes), we will be required, subject to certain conditions, to offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. If a change of control were to occur today, we would not have sufficient funds available to purchase all of the outstanding Notes were they to be tendered in response to an offer made as a result of a change of control. We cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations upon a change of control in the future. Furthermore, certain change of control events would constitute an event of default under our credit agreement. Please see “Description of Notes — Repurchase at the Option of Holders — Change of Control.”
The term “change of control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the Notes upon a change of control would not necessarily afford holders of the Notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
Many of the covenants contained in the Indenture governing the Notes will terminate if the Notes are rated investment grade by both Standard & Poor’s and Moody’s and no default has occurred and is continuing.
Many of the covenants in the Indenture governing the Notes will terminate if the Notes are rated investment grade by both Standard & Poor’s and Moody’s, provided at such time no default has occurred and is continuing. The covenants will restrict, among other things, our ability to pay dividends, incur debt and to enter into certain other transactions. There can be no assurance that the Notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place and the terminated covenants will not be reinstated even if the Notes are subsequently downgraded below investment grade. Please see “Description of Notes — Covenants — Covenant Termination.”
The guarantee by our Subsidiary Guarantor of the Notes could be deemed a fraudulent conveyance under certain circumstances, and a court may try to subordinate or void that subsidiary guarantee.
Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:
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intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

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was insolvent or rendered insolvent by reason of such incurrence;

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was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

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intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
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the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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the present saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts as they become absolute and mature; or

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it could not pay its debts as they became due.

The guarantee by our subsidiary contains a provision intended to limit the Subsidiary Guarantor’s liability to the maximum amount that it could incur without causing its guarantee to be a fraudulent transfer. However, this provision may automatically reduce the Subsidiary Guarantor’s obligations to an amount that effectively makes the guarantee worthless and, in any case, this provision may not be effective to protect a guarantee from being avoided under fraudulent transfer laws.
Risks Related to the Collateral
The lien on the collateral securing the Notes and the guarantees is junior and subordinate to the lien on the collateral securing the obligations under our senior credit facility.
The Notes and the guarantee are secured by second-priority liens in certain collateral granted by us, the Subsidiary Guarantor and any future subsidiary that becomes a subsidiary guarantor in accordance with the provisions of the Indenture governing the Notes, subject to certain permitted liens, exceptions and encumbrances described in the Indenture governing the Notes and the security documents relating to the Notes. All obligations arising under our senior credit facility are secured by first-priority liens on the same collateral that secure the Notes on a second-priority basis. The collateral agent has entered into an Intercreditor Agreement that provides, among other things, that if the collateral agent obtains possession of any collateral or realizes any proceeds or payment in respect of any collateral, pursuant to the exercise of remedies under any security document or by the exercise of any rights available to it under applicable law as a result of any distribution of or in respect of any collateral or proceeds in any of our or our Subsidiary Guarantors’ bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding or through any other exercise of remedies, at any time prior to the payment in full of the obligations under our senior credit facility and other priority debt, then it will hold such collateral, proceeds or payment in trust for the lenders under our senior credit facility and the other holders of priority lien obligations and transfer such collateral, proceeds or payment, as the case may be, to the priority lien collateral agent, for payment of the obligations under our senior credit facility and other priority debt. Holders of the Notes would then participate ratably in our remaining assets or the remaining assets of our subsidiary guarantors, as the case may be, with all holders of indebtedness that are deemed to rank equally with the Notes based upon the respective amount owed to each creditor. In addition, the Indenture governing the Notes permits us and our subsidiary guarantors to incur additional debt secured by liens senior in priority to the liens securing the Notes on the collateral under specified circumstances. Please read “Description of Notes — Covenants — Limitation on Indebtedness and Preferred Stock.” See also “Description of Notes — Certain Definitions — Permitted Liens.” Any obligations secured by such liens may further limit the recovery from the realization of the collateral available to satisfy holders of the Notes.
In addition, if we default under our senior credit facility or any other senior secured indebtedness, the lenders under such senior secured indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable and foreclose on the pledged assets. Furthermore, if those lenders foreclose and sell the pledged equity interests in any subsidiary guarantor, then that subsidiary guarantor may be released from its guarantee of the Notes automatically and immediately upon such sale.
The value of the collateral securing the Notes may not be sufficient to ensure repayment of the Notes because the lenders under our senior credit facility have a first-priority lien on the collateral securing the Notes and will be paid first from the proceeds of the collateral.
Our indebtedness and other obligations under our senior credit facility are secured by a first-priority lien on the collateral securing the Notes. The liens securing the Notes and the guarantees are contractually subordinated to the liens securing obligations under our senior credit facility. As a result, proceeds of the collateral will be applied first to repay those obligations before we use any such proceeds to pay any amounts due on the Notes. Accordingly, if we default on the Notes, we cannot assure you that the trustee would receive enough money from the sale of the collateral to repay you.
The collateral has not been appraised in connection with this offering. The Indenture governing the Notes permits us to incur additional debt secured by liens that have priority over the Notes in certain circumstances. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. The value of the assets pledged as collateral for the Notes could be impaired in the future as a result of changing economic conditions, commodity prices, competition or other future trends. Likewise, we cannot assure you that the pledged assets will be saleable or, if saleable, that there will not be substantial delays in their liquidation.
In addition, the collateral securing the Notes is subject to other liens permitted under the terms of the Indenture and the Intercreditor Agreement, whether arising on or after the date the Notes were issued. To the extent that third parties hold prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral securing the Notes. The Indenture governing the Notes does not require that we maintain the current level of collateral.
In the event of a foreclosure on the collateral under our senior credit facility (or a distribution in respect thereof in a bankruptcy or insolvency proceeding), the proceeds from the collateral may not be sufficient to satisfy the Notes because such proceeds would, under the Intercreditor Agreement, first be applied to satisfy our obligations under our senior credit facility or other priority lien debt. Only after all of our obligations under our senior credit facility and such other obligations have been satisfied will proceeds from the collateral under our senior credit facility be applied to satisfy our obligations under the Notes. In addition, in the event of a foreclosure on the collateral, the proceeds from such foreclosure may not be sufficient to satisfy our obligations under the Notes.
Pursuant to the terms of the Indenture governing the Notes, we and our restricted subsidiaries may sell assets so long as such sales comply with the “Limitation of Sales of Assets and Subsidiary Stock” covenant or any other applicable provision of the Indenture governing the Notes. Upon any such sale, all or a portion of the interest in any asset sold may no longer constitute collateral. Although we may seek to reinvest proceeds from any asset sales, any assets in which we reinvest may not constitute collateral or may be less valuable to us than the assets sold.
The equity interest pledged as part of the collateral to secure the Notes may also have limited value at the time of any attempted realization. In particular, in any bankruptcy or similar proceeding, all obligations of the entity whose equity interest has been pledged must be satisfied before any value will be available to the owner of or the creditor secured by such equity interest. If any subsidiary whose equity interest has been pledged as part of the collateral has liabilities that exceed its assets, there may be no remaining value in such subsidiary’s equity interest.
The provisions of the Intercreditor Agreement relating to the collateral securing the Notes limit the rights of holders of the Notes with respect to that collateral, even during an event of default.
Under the Intercreditor Agreement between the trustee as second lien collateral agent, on behalf of the holders of the Notes, and the first lien collateral agent, on behalf of the holders of first lien debt, the lenders under our senior credit facility and other holders of first lien debt are generally entitled to receive and apply all proceeds of any collateral to the repayment in full of the obligations under our senior credit facility and under our first lien debt before any such proceeds will be available to repay obligations under the Notes.
Furthermore, because the lenders under our senior credit facility will control the disposition of the collateral securing such first lien obligations and the Notes, if there were an event of default under the Notes, the holders of the first lien obligations could decide, for a specified time period, not to proceed against the collateral, regardless of whether or not there is a default under such first lien obligations. During such time period, unless and until discharge of the first lien obligations, including our senior credit facility, has occurred, the sole right of the holders of the Notes will be to hold a lien on the collateral.
Pursuant to the Intercreditor Agreement, in the event of bankruptcy the collateral agent, on behalf of all noteholders, will be required to support and vote for certain plans of reorganization. This restriction may prevent the collateral agent from supporting plans of reorganization that propose more favorable recoveries with respect to second lien claims on the Notes.
Pursuant to the Intercreditor Agreement, in the event of a bankruptcy filing, the collateral agent, on behalf of all noteholders, is required to support and vote for any plan of reorganization or disclosure statement of ours or any of the subsidiary guarantors that (a) is accepted by the class of lenders under our revolving credit facility in accordance with Section 1126(c) of the U.S. Bankruptcy Code, (b) provides for the payment in full in cash of all of our obligations under our senior credit facility (including all post-petition interest, fees and expenses) on the effective date of such plan of reorganization or (c) provides for the retention by the trustee of the liens on the collateral securing our obligations under our senior credit facility (and hedge counterparties, bank product providers and letter of credit issuers), and on all proceeds thereof, with the same relative priority with respect to the collateral or other property as provided in the Intercreditor Agreement with respect to the collateral.
Lien searches may not reveal all liens on the collateral.
We cannot guarantee that any lien searches on the collateral securing the Notes will reveal all existing liens on the collateral securing the Notes. Lien searches have not been conducted in many jurisdictions where the collateral is located, including searches in the real property records, nor has any independent title work with respect to our oil and gas properties been conducted. Any existing undiscovered liens or title defects could be significant, could be prior in ranking to the liens securing the Notes and could have an adverse effect on the ability to realize or foreclose upon the collateral securing the Notes. In addition, there can be no assurance that the mortgages securing the Notes are encumbering the correct properties.
The rights of holders of the Notes to the collateral securing the Notes may be adversely affected by the failure to record or perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.
Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the Notes may not be perfected with respect to the claims of the Notes if the collateral agent was not able to take the actions necessary to perfect any of these liens on or prior to the date of the issuance of the Notes or within a reasonable time thereafter. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified and additional steps to perfect in such property and rights are taken. Furthermore, even though it may constitute an event of default under the Indenture governing the Notes, a third party creditor could gain priority over one or more liens on the collateral securing the Notes by recording an intervening lien or liens. The collateral agent has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest and there can be no assurance that we or any guarantor will inform the collateral agent of the future acquisition of property and rights that constitute collateral. As a result, the necessary action to properly perfect the security interest in such after acquired collateral may not be taken. Moreover, the Indenture governing the Notes does not require liens on certain assets to be perfected. In addition, the security interest of the collateral agent is subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If the collateral agent is unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the Notes will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that the collateral agent will be able to obtain any such consent or make any such filing. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.
Bankruptcy laws may limit the ability of the holders of the Notes to realize value from the collateral.
The right of the collateral agent to repossess and dispose of the pledged assets upon the occurrence of an event of default under the Indenture governing the Notes is likely to be significantly impaired by applicable bankruptcy law (separate and apart from the limitations set forth in the Intercreditor Agreement) if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the pledged assets.
Under the U.S. Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and to use collateral, including capital stock, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral. Adequate protection may include cash payments or the granting of additional security for any diminution in the value of the collateral, if and at such times as the court in its discretion determines, as a result of the stay of repossession, disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case.
Generally, adequate protection payments, in the form of interest or otherwise, are not required to be paid by a debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. However, pursuant to the terms of the Intercreditor Agreement, the holders of the Notes will agree not to seek or accept “adequate protection” in certain situations consisting of cash payments and not to object to the incurrence of additional indebtedness secured by liens that are senior to liens granted to the collateral agent for the Notes. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict (1) how long payments under the Notes could be delayed following commencement of a bankruptcy case, (2) whether or when the trustee could repossess or dispose of the pledged assets or (3) whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the pledged assets through the requirement of “adequate protection.”
In addition to the waiver with respect to adequate protection set forth above, under the terms of the Intercreditor Agreement, the holders of the Notes also waive certain other important rights that secured creditors may be entitled to in a bankruptcy proceeding, as described in “Description of Notes — The

Intercreditor Agreement.” These waivers could adversely impact the ability of the holders of the Notes to recover amounts owed to them in a bankruptcy proceeding.
In addition, a bankruptcy court may decide to substantively consolidate us and some or all of our subsidiaries in the bankruptcy proceeding. If a bankruptcy court substantively consolidated us and some or all of our subsidiaries, the assets of each entity would become subject to the claims of creditors of all consolidated entities. This would expose holders of Notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, a forced restructuring of the Notes could occur through the “cram-down” provisions of the U.S. Bankruptcy Code. Under these provisions, the Notes could be restructured over your objections as to their general terms, primary interest rate and maturity.
Any future pledge of collateral may be avoidable in bankruptcy.
Any future pledge of collateral in favor of the collateral agent, including pursuant to security documents delivered after the date of the Indenture governing the Notes (including the mortgages over the oil and gas properties), may also be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy as a preferential transfer under the U.S. Bankruptcy Code and certain state insolvency laws if certain events or circumstances exist or occur, including, among others, if:
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the pledgor is insolvent at the time of the pledge;

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the pledge permits the holder of the Notes to receive a greater recovery than if the pledge had not been given; and

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a bankruptcy case or other similar insolvency proceeding is commenced in respect of the pledgor within 90 days following the pledge, or, in certain circumstances, a longer period.

The value of the collateral securing the Notes may not be sufficient for a bankruptcy court to grant post-petition interest on the Notes in a bankruptcy case of the issuer or any of the guarantors. Should our obligations under the Notes, together with our obligations under our senior credit facility and any other debt secured by the collateral, equal or exceed the fair market value of the collateral securing the Notes, the holders of the Notes may be deemed to have an unsecured claim for the difference between the fair market value of the collateral, on the one hand, and the aggregate amount of the obligations under our senior credit facility and any other secured debt and the Notes, on the other hand.
In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or the subsidiary guarantors, holders of the Notes will be entitled to post-petition interest under the U.S. Bankruptcy Code only if the value of their security interest in the collateral, taken in order of priority with other obligations secured by the collateral, is greater than the amount of their pre-bankruptcy claim. Holders of the Notes may be deemed to have an unsecured claim if our obligations under the Notes, together with our obligations under our senior credit facility and any other debt secured by the collateral, exceed the fair market value of the collateral securing the Notes. Holders of the Notes that have a security interest in the collateral with a value less than their pre-bankruptcy claim will not be entitled to post-petition interest under the U.S. Bankruptcy Code. The bankruptcy trustee, the debtor-in-possession or competing creditors could possibly assert that the fair market value of the collateral with respect to the Notes on the date of the bankruptcy filing (or on the date of confirmation of a chapter 11 plan) was less than the then-current principal amount of the Notes. Upon a finding by a bankruptcy court that the Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim equal to the value of the interest in the collateral and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of holders of the Notes to receive post-petition interest, fees or expenses and a lack of entitlement on the part of the unsecured portion of the Notes to receive other “adequate protection” under U.S. bankruptcy laws. In addition, if any payments of post-petition interest were made at the time of such a finding of under-collateralization, such payments could be re-characterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to Notes. No appraisal of the fair market value of the collateral securing the Notes has been prepared in connection with this offering of the Notes and, therefore, the value of the collateral agent’s interests in the collateral may not equal or exceed the principal amount of the Notes and other secured claims. We cannot assure you that there will be sufficient collateral to satisfy our and the subsidiary guarantors’ obligations under the Notes.
The collateral securing the Notes is subject to casualty risks.
We are obligated under the Indenture governing the Notes to maintain adequate insurance or otherwise insure against hazards as is customarily done by companies having assets of a similar nature in the same or similar localities. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all of our secured obligations, including the Notes. We may be required to apply the proceeds from any such loss to repay our obligations under the senior credit facility.
There are circumstances other than repayment or discharge of the Notes under which the collateral securing the Notes and the guarantees will be released automatically, without your consent or the consent of the trustee.
Under various circumstances, collateral securing the Notes and the guarantees will be released automatically, including:
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a sale, transfer or other disposal or liquidation of such collateral in a transaction not prohibited under the Indenture governing the Notes;

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with respect to collateral held by a subsidiary guarantor, upon the release of such subsidiary guarantor from its guarantee in accordance with the Indenture governing the Notes;

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as otherwise required under the Intercreditor Agreement; and

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to the extent we have defeased or satisfied and discharged the Indenture governing the Notes.

In addition, the guarantee of each subsidiary guarantor will be automatically released if such subsidiary ceases to guarantee any of our other indebtedness or indebtedness of a subsidiary guarantor under a credit facility and is not a borrower under our senior credit facility. The guarantee of a subsidiary guarantor will also be released in connection with a sale of such subsidiary guarantor in a transaction permitted under the Indenture governing the Notes. In addition, if we designate a guarantor as an unrestricted subsidiary for purposes of the Indenture governing the Notes or such subsidiary guarantor no longer meets the definition of a “restricted subsidiary,” all of the liens on any collateral owned by such subsidiary and any guarantees by such subsidiary will be automatically released under the Indenture governing the Notes. This will reduce the aggregate value of the collateral securing the Notes to the extent that liens on the assets of such person and its subsidiaries are released. In addition, the creditors of such person will have a senior claim on the assets of such person.
The collateral securing the Notes and related guarantees may be diluted under certain circumstances.
The Indenture governing the Notes and agreements governing our senior credit facility permit us to incur additional secured indebtedness, including other priority lien debt, subject to our compliance with the restrictive covenants in the Indenture governing the Notes and the agreements governing our senior credit facility at the time we incur such additional secured indebtedness.
In addition, the Indenture governing the Notes and our other security documents permit us and certain of our subsidiaries to incur additional priority lien debt up to a respective maximum priority lien debt by a refinancing of our senior credit facility. Any additional priority lien debt secured by the collateral would dilute the value of the Note holders’ rights to the collateral.
Risks Related to Our Business and Industry
Please see Part I, “Item 1A — Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference herein, for risk factors related to our business and industry.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents that we incorporate by reference in the prospectus contain statements that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, concerning our operations, economic performance and financial condition. These forward-looking statements include information concerning future production and reserves, schedules, plans, timing of development, contributions from oil and natural gas properties, marketing and midstream activities, and also include those statements accompanied by or that otherwise include the words “may,” “could,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “predicts,” “target,” “goal,” “plans,” “objective,” “potential,” “should” or similar expressions or variations on such expressions that convey the uncertainty of future events or outcomes. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this prospectus, or if earlier, as of the date they were made; we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
These forward-looking statements involve risk and uncertainties. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following:
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public health crises, such as the Coronavirus Disease 2019 (“COVID-19”) outbreak in 2020 and 2021, which has negatively impacted the global economy, and correspondingly, the price of oil and natural gas;

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the market prices of oil and natural gas;

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volatility in the commodity-future markets;

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financial market conditions and availability of capital;

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future cash flows, credit availability and borrowings;

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sources of funding for exploration and development;

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our financial condition;

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our ability to repay our debt;

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the securities, capital or credit markets;

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planned capital expenditures;

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future drilling activity;

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uncertainties about the estimated quantities of our oil and natural gas reserves and production from our wells;

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the creditworthiness of our hedging counterparties and the effect of our hedging arrangements;

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litigation matters;

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pursuit of potential future acquisition opportunities;

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general economic conditions, either nationally or in the jurisdictions in which we are doing business;

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legislative or regulatory changes, including retroactive royalty or production tax regimes, hydraulic-fracturing regulation, drilling and permitting regulations, derivatives reform, changes in state and federal corporate taxes, environmental regulation, environmental risks and liability under federal, state and foreign and local environmental laws and regulations;

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the creditworthiness of our financial counterparties and operating partners; and

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other factors discussed below and elsewhere in this Registration Statement on Form S-1 and in our other public filings, press releases and discussions with our management.

For additional information regarding known material factors that could cause our actual results to differ from projected results please read the rest of this report and Part I, “Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020.

USE OF PROCEEDS
The selling security holders will receive all of the net proceeds from the sale of the Securities. We will not receive any of the proceeds from the sale of the Securities by the selling security holders.

DIVIDEND POLICY
Restrictive covenants in certain debt instruments to which we are a party, limit our ability to pay dividends and our ability to receive dividends from our operating subsidiary. While we have no current plans to pay dividends on our common stock, we will continue to evaluate the cash generated by our business, and we may decide to pay a dividend in the future. Any future determinations relating to our dividend policy and the declaration, amount and payment of any future dividends on our common stock will be at the sole discretion of the Board and, if we elect to pay dividends in the future, we may reduce or discontinue entirely the payment of such dividends at any time. The Board may take into account general and economic conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our Subsidiary to us, and such other factors as the Board may deem relevant.
In addition, under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, our capital, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency has been repaired.

SELLING SECURITY HOLDERS
This prospectus covers the offering for resale from time to time, in one or more offerings, of the Notes owned by the selling security holders as well as an aggregate of 1,903,240 shares of common stock issuable upon conversion of the Notes owned by the selling security holders.
We are registering the Securities pursuant to the Registration Rights Agreement described under “Description of Capital Stock.”
The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the Securities owned by them but make no representation that any of the Securities will be offered for sale.
The table below presents information regarding the selling security holders and the Securities that the selling security holders may offer and sell from time to time under this prospectus.
The following table sets forth:
•
the name of the selling security holders;

•
the principal amount of Notes beneficially owned by the selling security holders prior to the sale of the Notes covered by this prospectus;

•
the amount of unissued PIK Notes that may be offered by the selling security holders if all interest payments on the Notes were paid in kind;

•
the principal amount of Notes beneficially owned by the selling security holders after the sale of the Notes covered by this prospectus;

•
the number of shares of common stock beneficially owned by the selling security holders prior to the sale of the common stock covered by this prospectus;

•
the number of shares of common stock issuable upon conversion of currently outstanding Notes and PIK Notes that may be offered by the selling security holders pursuant to this prospectus;

•
the number of shares of common stock issuable upon conversion of unissued PIK Notes that may be offered by the selling security holders pursuant to this prospectus;

•
the number of shares of common stock beneficially owned by the selling security holders following the sale of the shares of common stock issuable upon conversion of currently outstanding Notes and PIK Notes covered by this prospectus; and

•
the percentage of common stock owned by the selling security holders following the sale of any common stock covered by this prospectus.

All information with respect to the selling security holders’ ownership of the Securities has been furnished by or on behalf of the selling security holders and is as of May 5, 2021. We believe, based on information supplied by the selling security holders, that except as may otherwise be indicated in the footnotes to the table below, the selling security holders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling security holders identified in the table may sell some or all of the Securities owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Securities, no estimate can be given as to the number of Securities available for resale hereby that will be held by the selling security holders upon termination of this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Securities they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling security holders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling security holders will sell all of the common stock beneficially owned by them that is covered by this prospectus, but will not sell any other shares of our common stock that they may presently own. The percent of beneficial ownership for the selling security holders is based on 13,402,291 shares of our common stock outstanding as of May 5, 2021 (including 86,799 shares of our common stock issued under our Long Term Incentive Plan that are currently restricted) and 1,903,240 shares of our common stock reserved for issuance upon the conversion of the Notes.
Name of Security Holder(1)	Principal Amount of Notes Beneficially Owned Prior to Offering(2)	Amount of Unissued PIK Notes Being Registered	Principal Amount of Notes Beneficially Owned After Offering	Number of Shares of Common Stock Beneficially Owned Prior to Offering(3)	Total Number of Shares of Common Stock Being Registered Issuable Upon Conversion of Currently Outstanding Notes and PIK Notes	Total Number of Shares of Common Stock Being Registered Issuable Upon Conversion of Unissued PIK Notes	Total Number of Shares of Common Stock Beneficially Owned After Offering(4)	Percentage of Common Stock Beneficially Owned After Offering(4)
Franklin Fixed Income R&D Portfolio(5)	$641,596	$209,569	—	83,913	30,080	9,825	53,833	*
Franklin Universal Trust(5)	$1,520,250	$496,569	—	90,652	71,273	23,280	19,379	*
Franklin High Income Trust – Franklin High Income Fund(5)	$15,796,542	$5,159,724	—	2,305,464	740,579	241,900	1,564,885	12%
Franklin Templeton Investment Funds – Franklin High Yield Fund(5)	$6,081,000	$1,986,275	—	861,610	285,091	93,121	576,519	4%
Franklin Limited Duration Income Trust(5)	$1,520,250	$496,569	—	71,273	71,273	23,280	—	—
Franklin Templeton ETF Trust – Franklin Liberty High Yield Corporate ETF(5)	$810,800	$264,837	—	38,012	38,012	12,416	—	—
Anchorage Illiquid Opportunities Master VII (D), L.P.(6)	$4,230,349	$1,381,785	—	198,329	198,329	64,781	—	—

*
Less than 1%.

(1)
The number of shares of common stock shown in the table above assumes conversion of the Notes and includes common stock that would be held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)
Represents the principal amount of the Notes currently owned by the selling security holders named herein.

(3)
The number of shares of common stock beneficially owned prior to the offering includes those shares of common stock issuable upon conversion of the Notes (including outstanding PIK Notes) and all other shares beneficially owned and does not include the shares of common stock underlying any unissued PIK Notes.

(4)
This calculation is based on 13,402,291 shares of our common stock outstanding as of May 5, 2021 (excluding the shares of common stock underlying any Notes) and the assumption that all Securities will be sold in the offering.

(5)
Managed by FAV, as investment manager, an indirect wholly owned subsidiary of Franklin Resources, Inc. (“FRI”). FRI, in its capacity as the investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and other accounts may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted.

The address of FAV is One Franklin Parkway, San Mateo, CA 94403-1906. FAV disclaims beneficial ownership of the securities.
(6)
Anchorage Capital Group, L.L.C. (“Capital Group”) is the investment manager of Anchorage Illiquid Opportunities Master VII (D), L.P. (“AIOM VII”) and, in such capacity, exercises voting and investment power over the shares held for the accounts of AIOM VII. Anchorage Advisors Management, L.L.C. (“Management”) is the sole managing member of Capital Group. Kevin M. Ulrich is the Chief Executive Officer of Capital Group and the senior managing member of Management. Each of AIOM VII, Capital Group, Management and Mr. Ulrich may be deemed the beneficial owner of these shares for purposes of Rule 13d-3 under the Exchange Act. Each of Mr. Ulrich, Capital Group and Management disclaim beneficial ownership with respect to the shares owned by AIOM VII. The address of AIOM VII is c/o Anchorage Capital Group, L.L.C. 610 Broadway, 6th Floor, New York, NY 10012.

The selling security holders are not directors, officers or employees of ours or an affiliate. However, our Certificate of Incorporation permits FAV to designate three nominees for election to our Board for so long as FAV shall beneficially own greater than 10% of our total outstanding common stock.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock summarizes the material terms and provisions of our capital stock that we may offer, in the case of our common stock, under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation and our Bylaws, which are incorporated by reference into the Registration Statement, which includes this prospectus. The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities.
General
We were formed and filed our original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 22, 1996. We filed a restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware on January 31, 1997.
In connection with our emergence from bankruptcy on October 12, 2016, all existing shares of our old common stock were cancelled, and we issued (i) 5,757,500 shares of Common Stock, pro rata, to our former second lien noteholders and (ii) 117,500 shares of Common Stock, pro rata, to our former unsecured noteholders and former holders of general unsecured claims. On the same date, we filed our Second Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, and we adopted our Bylaws. On August 16, 2019, we filed our Certificate of Incorporation.
Our registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle. The name of our registered agent at such address is The Corporation Trust Company. We may engage in any lawful act or activity for which corporations may be organized under the DGCL.
This summary of our Certificate of Incorporation and Bylaws does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our Certificate of Incorporation and Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.
Authorized Capital Stock
Our authorized capital stock consists of:
•
75,000,000 shares of common stock, $0.01 par value per share; and

•
10,000,000 shares of preferred stock, $1.00 par value per share (“Preferred Stock”).

Common Stock
On May 5, 2021, 13,402,291 shares of our common stock were issued and outstanding, including 86,799 shares of our common stock issued under our Long Term Incentive Plan that are currently restricted. All outstanding shares of our common stock are fully paid and non-assessable.
In addition, on May 5, 2021, 1,903,240 shares of our common stock are reserved for issuance upon the conversion of our Notes.
Dividends.   Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, if, as and when declared by the Board, subject to any limitations applicable by law and to the rights of the holders, if any, of our Preferred Stock.
Liquidation.   In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities and pay or set aside for payment any preferential amount due to the holders of any other class or series of stock, each holder of our common stock will be entitled to share ratably in any or all assets that remain to be paid or distributed.
Voting Rights.   Subject to any special voting rights of any series of preferred stock, each holder of our common stock is entitled to one vote for each share registered in the holder’s name on all matters which the stockholders are entitled to vote, and the holders of our common stock shall have the exclusive right to vote for the election of directors and on all other matters upon which the stockholders are entitled to vote, and, subject to the Series Terms (as defined in the Certificate of Incorporation) of any one or more series of preferred stock, the holders of any series of preferred stock shall not be entitled to vote at or receive notice of any meeting of stockholders; provided, however, that except as otherwise required by law, each holder of our common stock is not entitled to vote on any amendment to the Certificate of Incorporation (including any certificates of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series of preferred stock are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificates of designation relating to any series of preferred stock). Holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a majority of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.
Preemptive Rights.   Any issuance of common stock, or other capital stock, and rights, convertible securities, options or warrants to purchase common stock or other capital stock (“New Securities”) by the Company or any of its subsidiaries, other than an issuance of Exempt Securities (as defined below), shall be subject to a preemptive right, granted by the Company to each stockholder that, together with its affiliates, holds of record at least 10% of the common stock then outstanding (each, a “Qualified Shareholder”), to purchase a pro rata share of any and all issuances, sales or distributions of New Securities proposed to be made by the Company or any of its subsidiaries, subject to certain requirements.
Notwithstanding the foregoing, Qualified Shareholders shall not have the right to participate in the issuance of any New Securities which are otherwise authorized to be issued in accordance with the Certificate of Incorporation (i) if such New Securities were issued as consideration in any merger, consolidation or combination with or acquisition of securities or assets of another person in exchange for New Securities, (ii) if made upon conversion or exercise of any rights, convertible securities, options or warrants to purchase common stock or other capital stock of the Company, (iii) if made by any subsidiary of the Company to the Company or any of its direct or indirect wholly owned subsidiaries, (iv) if made as securities which are the subject of an effective registration statement, (v) if made to directors, officers, employees or consultants as compensation pursuant to any employee incentive plans or (vi) if such New Securities were issued in connection with the Plan (the New Securities described in the foregoing clauses (i) through (vi), “Exempt Securities”).
Other Rights and Restrictions.   Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights. Our Certificate of Incorporation and Bylaws do not restrict the ability of a holder of our common stock to transfer the holder’s shares of our common stock.
The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of our outstanding Preferred Stock and of any series of preferred stock which we may designate and issue in the future.
Registration Rights Agreement
On March 9, 2021 (the “Effective Date”), we entered into a registration rights agreement (the “Registration Rights Agreement”) with certain funds and accounts managed by FAV and Anchorage Illiquid Opportunities Master VII (D), L.P., pursuant to which we agreed to file with the Commission within 90 days of such date, a shelf registration statement for the offer and resale of the Registrable Securities (as defined in the Registration Rights Agreement) held by certain holders that duly request inclusion in such registration statement within 30 days of the Effective Date. The holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their underwritten offering registration rights, the holders may request to sell all or any portion of their Registrable Securities (as defined in the Registration Rights Agreement) in an underwritten offering that is registered, subject to certain restrictions. The Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to blackout periods and indemnification.
The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such Registration Rights Agreement, which is filed as Exhibit 4.3 hereto and is incorporated herein by reference.
Preferred Stock
Under our Certificate of Incorporation, the Board has the authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 10,000,000 shares of Preferred Stock.
The Preferred Stock is issuable in one or more series, each with such powers, voting powers, designations, preferences, rights, qualifications, limitations and restrictions as the Board, or any committee of the Board to which such responsibility is specifically and lawfully delegated, may determine in resolutions providing for their issuance.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including loss of voting control to others.
As of May 5, 2021, we had no outstanding shares of Preferred Stock.
Pursuant to our Certificate of Incorporation we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by the Board. The Board, or any committee of the Board to which such responsibility is specifically and lawfully delegated, without further approval of the stockholders, is authorized to fix the dividend rights and terms, voting rights, conversion rights, redemption rights and terms, sinking fund provisions, liquidation preferences, restrictions upon the creation of indebtedness or issuance of additional preferred stock, and any other rights, preferences, privileges and restrictions applicable to each series of the preferred stock.
The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power or rights of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.
The summaries above of selected provisions of our common stock and preferred stock are qualified entirely by the provisions of our Certificate of Incorporation, our Bylaws and our debt agreements, all of which are included or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part. Please see our Certificate of Incorporation, our Bylaws, and our debt agreements for more details.
Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws
Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•
the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.
Our Certificate of Incorporation and Our Bylaws
Provisions of our Certificate of Incorporation and our Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Among other things, our Certificate of Incorporation and Bylaws:
•
provide that for so long as FAV shall beneficially own greater than 10% of the total outstanding common stock of the Company, FAV shall be entitled to designate three nominees for election to the Board, with such designation right not being subject to reinstatement, despite any later increase in FAV’s common stock ownership;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock or certain board designation rights, be filled by a majority of directors then in office, even if less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next annual meeting for the election of directors and until his or her successor shall be duly elected and qualified;

•
provide that directors may be removed from office, either with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors acting at a meeting of the stockholders in accordance with the DGCL, our Certificate of Incorporation and our Bylaws;

•
provide that special meetings of our stockholders may only be called by our Chairman of the Board, Vice Chairman, Chief Executive Officer or by a majority of the directors then in office;

•
authorize the Board to adopt resolutions providing for the issuance of undesignated preferred stock, which makes it possible for the Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•
provide that the authorized number of directors may be changed only by the Board; and

•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Generally, for a proposal to be timely submitted for consideration at a special meeting at which directors are to be elected, notice must be delivered to our secretary not earlier than the date on which public announcement of the date of such meeting is first made by the Company and not later than the close of business on the 15th day following the date of first public announcement. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment of the Bylaws
Under the DGCL, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. The Certificate of Incorporation and the Bylaws grant to the Board the power to adopt, amend, restate or repeal the Bylaws, provided that no bylaw adopted by the stockholders may be amended, repealed or readopted by the Board if such bylaw so provides. The stockholders may adopt, amend, restate or repeal the Bylaws but only by the affirmative vote of the holders of at least 66 2∕3% of our then outstanding voting stock.
No Cumulative Voting
Our stockholders do not have the right to cumulate votes, as discussed further under “— Common Stock — Voting Rights.”
Exclusive Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought in the name or right of us or on our behalf, (2) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees, stockholders or other agents to us or our stockholders, (3) any action arising or asserting a claim arising pursuant to any provision of the DGCL or any provision of the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (4) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws. Any person or entity purchasing or otherwise acquiring any interest in shares of our stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.
The forum selection provision is intended to apply to the fullest extent permitted by applicable law to the above-specified types of actions and proceedings, including, to the extent permitted by the federal securities laws, to lawsuits asserting both the claims subject to the forum selection provision and federal securities law claims. However, application of the forum selection provision may in some instances be limited by applicable law. For example, the forum selection provision will not apply to actions arising under the Exchange Act or the Exchange Act’s rules and regulations because the Exchange Act creates exclusive federal jurisdiction over all such actions. It could apply, however, to a lawsuit asserting both claims subject to the forum selection provision and claims under the Securities Act, because the Securities Act creates concurrent jurisdiction for federal and state courts over suits brought to enforce the Securities Act or its rules and regulations. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act, and our stockholders cannot waive compliance with the federal securities laws or its rules and regulations.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers or employees. If a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition and results of operations.
Limitations of Liability and Indemnification Matters
Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
•
for any breach of their duty of loyalty to us or our stockholders;

•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•
for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our Certificate of Incorporation also provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Certificate of Incorporation also permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Certificate of Incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.
The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
Listing
Our common stock is listed on the NYSE American under the symbol “GDP.”

DESCRIPTION OF NOTES
We issued $30,193,179 in aggregate principal amount of Notes under the Indenture dated as of the Effective Date. The terms of the Notes will include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). For any interest period ending other than at maturity, we may elect to pay all or any portion of interest in kind (any such payment in kind, a “PIK Payment” or “PIK”) on the then outstanding principal amount of the Notes by (a) in the case of interest on any Global Note, by increasing the principal amount of such Global Note and (b) with respect to a Definitive Note, by issuing to the holder of such Definitive Note an additional Definitive Note, the principal amount of which shall be rounded up to the nearest whole dollar (a “PIK Note”).
This Description of Notes is intended to be a useful overview of the material provisions of the Notes and the Indenture. However, you should read the Indenture for a complete description of the obligations of the Company and your rights.
You will find the definitions of capitalized terms used in this Description of Notes under the heading “— Certain Definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Goodrich Petroleum Corporation and not to any of its subsidiaries. The Indenture treats the registered holder of a Note as the owner of it for all purposes. Only registered holders of Notes have rights under the Indenture, and all references to “holders” in this Description of Notes are to registered holders of Notes.
General
The Notes. The Notes will:
•
be second lien, senior Secured Obligations of the Company;

•
be subject to conversion at the holder’s sole option into fully paid and non-assessable shares of Common Stock;

•
mature on May 31, 2023;

•
be issued in denominations of $1.00 and whole multiples of $1.00 in excess thereof;

•
be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form;

•
be secured by second-priority liens on the Second Lien Collateral, subject to Permitted Liens and the terms of the Intercreditor Agreement;

•
rank senior in right of payment to all of the Company’s and the Subsidiary Guarantor’s future subordinated Indebtedness;

•
rank equally in right of payment with all of the Company’s and the Subsidiary Guarantor’s existing and future senior Indebtedness;

•
be effectively junior, pursuant to the terms of the Intercreditor Agreement to the extent of the value of the Priority Lien Collateral, to the Company’s obligations and the Subsidiary Guarantor’s obligations under the Subsidiary Guarantor’s First Lien Credit Agreement and any other Priority Lien Obligations, which will be secured on a first-priority basis by Liens on the same Collateral that secure the Notes and the Guarantees;

•
be effectively junior to any of the Company’s or the Subsidiary Guarantor’s existing and future secured Indebtedness secured by assets not constituting Second Lien Collateral for the Notes and the Guarantees to the extent of the value of the collateral securing such Indebtedness;

•
be effectively senior to all the Company’s and the Subsidiary Guarantor’s existing and future unsecured senior Indebtedness to the extent of the value of the Second Lien Collateral (after giving effect to the Permitted Liens on the Second Lien Collateral);

•
be structurally subordinated in right of payment to all Indebtedness and other liabilities of any of the Company’s future Subsidiaries that is not a Subsidiary Guarantor of the Notes; and

•
be guaranteed on a senior secured basis by the Subsidiary Guarantor and certain future Subsidiaries. As of the date of this prospectus, the Subsidiary Guarantor is Goodrich Petroleum Company, L.L.C., which is the Company’s sole current Subsidiary.

Interest. Interest on the Notes:
•
will accrue at the rate of 13.50% per annum;

•
will accrue from the most recent Interest Payment Date (as defined below), or, if no interest has been paid, from and including the date of original issuance;

•
will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”);

•
will be payable to the holders of record on January 1, April 1, July 1 and October 1 immediately preceding the related Interest Payment Dates;

•
will be payable in-kind on the then outstanding principal amount of the Notes by (a) in the case of interest on any Global Note, by increasing the principal amount of such Global Note and (b) with respect to a Definitive Note, by issuing to the holder of such Definitive Note a PIK Note;

•
will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any payment date with respect to the Notes falls on a day that is not a Business Day, the payment will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue as a result of such delayed payment provided such payment is made on the next succeeding Business Day. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal of the Notes at one percentage point per annum in excess of the above rate, and on overdue installments of interest (without regard to any applicable grace period) at such higher rate, to the extent lawful.
Guarantees. The Guarantees of the Notes:
•
will be general senior obligations of each Subsidiary Guarantor;

•
will, with respect to the Subsidiary Guarantors, be secured on a second-priority basis, subject to certain Permitted Liens, by a Lien on the Second Lien Collateral of such Subsidiary Guarantor described below under “— Security for the Notes”;

•
will be effectively junior, pursuant to the terms of the Intercreditor Agreement described below under “— The Intercreditor Agreement,” to the extent of the value of the Priority Lien Collateral, to the Subsidiary Guarantor’s obligations under the First Lien Credit Agreement and any other Priority Lien Obligations, which will be secured on a first-priority basis by the same assets of the Subsidiary Guarantors that secure the Notes;

•
will be effectively junior to all existing and future secured Indebtedness of each Subsidiary Guarantor secured by assets not constituting Collateral, to the extent of the value of the collateral securing such Indebtedness;

•
will be structurally subordinated to all existing and future Indebtedness and other liabilities of any non-guarantor Subsidiaries of such Subsidiary Guarantor;

•
will be effectively senior to all the Subsidiary Guarantor’s existing and future unsecured senior Indebtedness to the extent of the value of the Second Lien Collateral (after giving effect to the Permitted Liens on the Second Lien Collateral); and

•
will be senior in right of payment to any existing and future subordinated Indebtedness of each Subsidiary Guarantor.

Payments on the Notes; Paying Agent, Registrar and Conversion Agent
If a holder of Notes has given wire transfer instructions in accordance with the Indenture, we will pay all principal, interest and premium, if any, on that holder’s Notes in accordance with those instructions to an account in the United States. Otherwise we will pay principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company, except that we may, at our option, pay interest on the Notes by check mailed to holders of the Notes at their registered address as it appears in the registrar’s books or by PIK Payments. We have initially designated the corporate trust office of the Trustee in Dallas, Texas to act as our paying agent, registrar and Conversion Agent. We may, however, change the paying agent, registrar or Conversion Agent without prior notice to the holders of the Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.
We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note.
Transfer and Exchange
A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. No service charge will be imposed by the Company, the Trustee or the registrar for any registration of transfer or exchange of Notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed as well as between a record date and the next succeeding Interest Payment Date.
The registered holder of a note will be treated as its owner for all purposes.
Optional Redemption
At any time prior to March 9, 2022, we may redeem, in whole or in part, the Notes at a redemption price equal to 101% of the principal amount of the Notes redeemed plus accrued and unpaid interest thereon, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date).
In addition, the Notes may be redeemed, in whole or in part, at any time on or after March 9, 2022, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the accrued and unpaid interest thereon, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
Any optional redemption under this caption “Optional Redemption” shall be made on a pro rata basis, subject to adjustment in a manner that most nearly approximates a pro rata basis.
Selection and Notice
If we are redeeming less than all of the outstanding Notes, the Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate (or, in the case of Notes in global form, the Company will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection), although no note of $1.00 in original principal amount or less will be redeemed in part. Notices of redemption will be given at least 15 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the partially redeemed note. On and after the redemption date, interest will cease to accrue on Notes or the portion of them called for redemption unless we default in the payment of the redemption price of, and accrued interest on, the Notes to be redeemed on that date.

Mandatory Redemption; Offers to Purchase; Open Market Purchases
Subject to the terms of the Intercreditor Agreement and to the extent not required to be used to prepay the Indebtedness in respect of the First Lien Credit Agreement as in effect on the date hereof, the Company is required to redeem the Notes:
(i)
Prior to or within two Business Days following the consummation of any disposition of Property permitted pursuant to items (i) and (j) of the covenant described under “— Covenants — Limitation on Sales of Assets and Subsidiary Stock,” the Company shall be required to redeem the Notes in an aggregate principal amount of the net cash proceeds of such disposition (net of (1) all reasonable and documented fees and expenses of accountants, lawyers and other professional advisors and brokerage commissions, (2) any taxes directly attributable to such disposition, (3) any Indebtedness or other liabilities required to be paid with the proceeds of such disposition and (4) so long as no Default or Event of Default shall have occurred and be continuing, any such proceeds that are (or are intended to be) invested within 180 days of receipt thereof in long-term productive assets of the general type used in the business of the Company and the Subsidiary Guarantors (it being understood and agreed that any proceeds that are not actually invested pursuant to this clause (4) within such 180 day period shall be required to be applied to redeem the Notes pursuant to this caption “Mandatory Redemption; Offers to Purchase; Open Market Purchases”)).

(ii)
Prior to or within two Business Days of the Incurrence of any Refinancing Indebtedness in respect of the Notes, the Company shall be required to redeem the Notes in an aggregate principal amount equal to the net cash proceeds of such Refinancing Indebtedness.

Except as expressly provided above, any redemption under this caption “Mandatory Redemption; Offers to Purchase; Open Market Purchases” shall be subject to payment of the Prepayment Premium, if applicable, and shall be made on a pro rata basis, subject to adjustment in a manner that most nearly approximates a pro rata basis.
We may acquire Notes by means other than a redemption or required repurchase, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture. However, other existing or future agreements of the Company may limit the ability of the Company or its Subsidiaries to purchase Notes prior to maturity.
Conversion
Each holder of the Initial Note is entitled to convert, at the holder’s sole option, any portion of the outstanding and unpaid Conversion Amount into fully paid and non-assessable shares of Common Stock, at the Conversion Rate. The Conversion Rate is subject to adjustment as described below. If the holder elects to exercise his or her conversion rights, we may elect to: (i) deliver shares of Common Stock to the holder; (ii) pay the holder an amount in cash equal to the market value of the shares calculated using the Closing Price of the Common Stock on the Conversion Date (provided that under the terms of the Indenture we are not allowed to make a cash payment in an aggregate amount exceeding 10% of the obligation to deliver shares of Common Stock upon conversion of the Notes on any Conversion Date); or (iii) any combination thereof. However, we will not issue any fractional shares of Common Stock upon conversion. If the issuance of Common Stock would result in the issuance of a fractional share of Common Stock, we will pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Price on the Conversion Date. No separate payment or adjustment will be made for accrued and unpaid interest on a converted Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Note except as provided in the Indenture.
The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided, however that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Common Stock to any person other than the converting holder or with respect to any income tax due by such holder with respect to such Common Stock. The Company may refuse to make any such issuance or delivery unless and until a person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
Adjustments to Conversion Price.
We will adjust the Conversion Price as set forth below:
(a) in case we pay or make a dividend or other distribution to all or substantially all holders of any class of capital stock of the Company payable in Common Stock, the Conversion Price shall be reduced by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of outstanding shares of Common Stock prior to such dividend or other distribution and (y) the denominator shall be (i) such number of shares plus (ii) the total number of shares constituting such dividend or other distribution;
(b) in case we issue rights or warrants to all or substantially all holders of our Common Stock entitling them, for a period of not more than 45 days, to subscribe for or purchase shares of Common Stock at a price per share less than the current market price determined in accordance with the Indenture (the “Current Market Price”) on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be reduced by multiplying such Conversion Price by a fraction of which (i) the numerator shall be (x) the number of outstanding shares of Common Stock plus (y) the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and (ii) the denominator shall be (x) the number of shares of outstanding Common Stock plus (y) the number of shares of Common Stock so offered for subscription or purchase. In case any rights or warrants referred to in this clause in respect of which an adjustment shall have been made shall expire unexercised, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would then be in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants;
(c) in case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price shall be proportionately increased;
(d) in case we, by dividend or otherwise, distribute to all or substantially all holders of our Common Stock evidences of Indebtedness, shares of capital stock of any class or series, other securities, cash or assets (other than Common Stock referred to in clause (a) of this caption “— Adjustments to Conversion Price,” rights or warrants referred to in clause (b) of this caption “— Adjustments to Conversion Price” or a dividend or distribution payable exclusively in cash), the Conversion Price shall be reduced by multiplying such Conversion Price by a fraction of which (x) the numerator shall be (i) the Current Market Price on the date fixed for such payment minus (ii) the then Fair Market Value (determined in accordance with the Indenture) of the portion of such evidences of Indebtedness, shares of capital stock, other securities, cash and assets distributed per share of Common Stock and (y) the denominator shall be such Current Market Price;
(e) in case we, by dividend or otherwise, make a distribution to all or substantially all holders of our Common Stock payable exclusively in cash, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the Current Market Price on the date fixed for such payment minus (ii) the amount in cash per share of Common Stock paid in such distribution and the denominator shall be the Current Market Price on the date fixed for such payment, provided that in the event that the amount in cash per share of Common Stock paid in such distribution is greater than or equal to the Current Market Price on the date fixed for such payment, each holder of Notes shall receive, for each $1,000 principal amount of Notes, without conversion and at the same time and upon the same terms as holders of Common Stock, the amount of cash that such holder would have received if such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Business Day immediately preceding the date fixed for such payment for such cash dividend or distribution; and
(f) in case we or any of our subsidiaries consummates a tender or exchange offer for all or any portion of the Common Stock, the Conversion Price shall be reduced by multiplying such Conversion Price by a fraction of which (x) the numerator shall be (i) the Current Market Price on such date of expiration minus the (ii) an aggregate Premium Amount paid in such tender or exchange offer divided by the difference between the number of shares of Common Stock outstanding at the close of business on the date of expiration of such tender or exchange offer (before giving effect to the acquisition of shares of Common Stock pursuant thereto) and the number of shares of Common Stock acquired pursuant thereto and (y) the denominator shall be such Current Market Price.
Effect of Reclassifications, Business Combinations, Asset Sales and Corporate Events.
If any of the following events occur: (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which clause (c) of the caption “— Adjustments to Conversion Price” applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person or (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of the Company and its Subsidiaries, in each case as a result of which Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event or transaction, a “Reorganization Event”), then, following the effective time of the Reorganization Event, the right to receive shares of Common Stock upon conversion of the Notes, if any, will be changed into a right to receive the kind and amount of shares of stock, other securities or property or assets (including cash or any combination thereof) that a holder would have been entitled to receive upon such Reorganization Event in respect of Common Stock, as provided in the Indenture.
At no time when the Common Stock is registered under Section 12 of the Securities Act shall we effect any conversion of the Notes and a holder shall not have the right to convert any portion of the Notes, to the extent that, after giving effect to the conversion as set forth on the applicable notice of conversion, such holder would beneficially own in excess of the Beneficial Ownership Limitation; provided, however, that, upon a holder providing us with 61 days’ notice (the “Waiver Notice”) at any time, whether before or after the Common Stock is registered under Section 12 of the Securities Act, that such holder wishes to waive the provisions of the Trustee’s disclaimer, as outlined in the Indenture, with regard to any or all Common Stock issuable upon conversion of such holder’s Notes, this limitation shall be of no force or effect with regard to the Notes referenced in the Waiver Notice.
Ranking
The Notes will be Secured Obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all of the Company’s and the Subsidiary Guarantor’s existing and future senior Indebtedness. The Notes will effectively rank junior to the Company’s obligations and the Subsidiary Guarantor’s obligations under the First Lien Credit Agreement and any other Priority Lien Obligations, which will be secured on a first-priority basis by liens on the same Collateral that secure the Notes and the Guarantees. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the First Lien Credit Agreement or other secured Priority Lien Indebtedness, the assets of the Company that secure secured Indebtedness will be available to pay obligations on the Notes only after all Indebtedness under the First Lien Credit Agreement and other secured Priority Lien Indebtedness has been repaid in full from such assets. In addition, although the Notes will be guaranteed by our sole current Subsidiary, certain of our future Subsidiaries may not guarantee the Notes. See “— Covenants — Future Subsidiary Guarantors.” In the event of bankruptcy, liquidation, reorganization or other winding up of a non-guarantor Subsidiary, the assets of such Subsidiary will be available to pay obligations on the Notes only after all obligations of such Subsidiary have been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Subsidiary Guarantees then outstanding.
Subsidiary Guarantees
The Notes are initially guaranteed by our sole current Subsidiary. Certain of our future Subsidiaries may also in the future guarantee our obligations under the Notes, including as set forth under “— Covenants — Future Subsidiary Guarantors.” The Subsidiary Guarantors, if any, will, jointly and severally, fully and unconditionally guarantee on a senior secured basis our obligations under the Notes and all obligations under the Indenture. Guarantees of the Subsidiary Guarantors will be secured on a second-priority basis by a Lien on the Second Priority Collateral of such Subsidiary Guarantors. The obligations of Subsidiary Guarantors will be effectively junior, pursuant to the terms of the Intercreditor Agreement, to the extent of the value of the Priority Lien Collateral, to the Subsidiary Guarantors’ obligations and the Company’s guarantees of such obligations under the First Lien Credit Agreement and any other Priority Lien Obligations, which will be secured on a first-priority basis by the same assets of the Subsidiary Guarantors that secure the Notes. The obligations of Subsidiary Guarantors under the Subsidiary Guarantees will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is expressly subordinate to the obligations arising under the Subsidiary Guarantee.
Although the Indenture limits the amount of Indebtedness that Restricted Subsidiaries may incur, such Indebtedness may be substantial and such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See “— Covenants — Limitation on Indebtedness and Preferred Stock.”
The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such Indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. If the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee were voided, holders of Notes would have to look to the assets of any remaining Subsidiary Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.
In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving entity in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if the sale or other disposition does not violate the covenants described under “— Covenants — Limitation on Sales of Assets and Subsidiary Stock.”
In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture and its Subsidiary Guarantee if such Subsidiary Guarantor ceases to guarantee any other Indebtedness of the Company or a Subsidiary Guarantor under the First Lien Credit Agreement and is not a borrower under the First Lien Credit Agreement, provided no Event of Default has occurred and is continuing; or if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture or if such Subsidiary Guarantor otherwise no longer meets the definition of a Restricted Subsidiary; or in connection with any covenant defeasance, legal defeasance or satisfaction and discharge of the Notes as provided below under the captions “— Defeasance” and “— Satisfaction and Discharge.”
As of the date of this prospectus, the Company’s only Subsidiary is a Restricted Subsidiary. Under certain circumstances, the Company may designate Subsidiaries as Unrestricted Subsidiaries. None of the Unrestricted Subsidiaries will be subject to the restrictive covenants in the Indenture and none will guarantee the Notes.
Security for the Notes
The obligations of the Company with respect to the Notes, the obligations of the Subsidiary Guarantor under the Subsidiary Guarantee, all other Second Lien Obligations and the performance of all other obligations of the Company and the Subsidiary Guarantors under the Second Lien Security Documents will be secured by second-priority Liens on the Collateral granted to the Second Lien Agent for the benefit of the holders of the Second Lien Obligations. For all purposes of this Description of Notes and the Indenture, all references to “second-priority”

Liens mean Liens that may be junior in priority to the Liens securing Priority Lien Obligations, to the extent permitted to be incurred or to exist under the Intercreditor Agreement, and to other Permitted Liens.
Except as otherwise provided in the Intercreditor Agreement or the Second Lien Security Documents, the Indenture provides that the Second Lien Collateral consists of all of the interests and property of the Company and its domestic Subsidiaries that are subject to any Lien securing the Priority Lien Obligations (or that would be required, under the First Lien Credit Agreement as in effect on the Issue Date, to secure such Priority Lien Obligations if such Priority Lien Obligations were outstanding and such First Lien Credit Agreement were in effect).
The security documents and mortgages creating Second Liens will be substantially in the form of the corresponding instruments creating Priority Liens, with such changes as are reasonably necessary to reflect the terms of the Intercreditor Agreement and with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities.
Release of the Second Lien Collateral
The Second Lien Collateral will be automatically released from the Lien and security interest created by the Second Lien Security Documents at any time or from time to time in accordance with the provisions of the Indenture and the Second Lien Security Documents under any one or more of the following circumstances:
(1) in connection with asset sales and dispositions permitted or not prohibited under the covenant described under “— Covenants — Limitation on Sales of Assets and Subsidiary Stock” so long as, to the extent applicable, the Company applies the net proceeds of such sale or disposition as required under caption “— Mandatory Redemption; Offers to Purchase; Open Market Purchases;” provided, however, that such Liens will not be released if such sale or disposition is to the Company or a Restricted Subsidiary;
(2) with respect to the assets of a Subsidiary Guarantor that constitute Second Lien Collateral, upon the release of such Subsidiary Guarantor from its Guarantee;
(3) with consent of the holders of the Notes as described under the caption “— Amendments and Waivers” below; and
(4) if required in accordance with the terms of the Intercreditor Agreement.
The Liens on all Second Lien Collateral that secures the Notes and the Subsidiary Guarantees also will be released in connection with any covenant defeasance, legal defeasance or satisfaction and discharge of the Notes as provided below under the captions “— Defeasance” and “— Satisfaction and Discharge.”
The Intercreditor Agreement
On March 9, 2021, the Second Lien Agent entered into an Amended and Restated Intercreditor Agreement (the “Intercreditor Agreement”) with the Priority Lien Agent, the Second Lien Agent, the Company and the Subsidiary Guarantor, to provide for, among other things, the junior nature of the second liens with respect to the Priority Liens. Although the holders of the Notes will not be parties to the Intercreditor Agreement, by their acceptance of the Notes, they will agree to be bound thereby. The Intercreditor Agreement permits the Priority Lien Obligations and the Second Lien Obligations to be refunded, refinanced or replaced by certain permitted Refinancing Indebtedness without affecting the lien priorities set forth in the Intercreditor Agreement, in each case without the consent of any holder of Priority Lien Obligations or Second Lien Obligations (including holders).
Lien Priorities
The Intercreditor Agreement provides that, notwithstanding:
(1)
anything to the contrary contained in the Second Lien Security Documents establishing the Second Liens or any other documents establishing Priority Liens;

(2)
how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation or otherwise);

(3)
the time, manner, order of the grant attachment or perfection of a Lien;

(4)
any conflicting provision of the New York Uniform Commercial Code or other applicable law;

(5)
any defect in, or non-perfection, setting aside or avoidance of, a Lien or a Priority Lien Document or a Note Document;

(6)
the modification of a Priority Lien Obligation or a Second Lien Obligation; and

(7)
the subordination of a Lien on Collateral securing a Priority Lien Obligation to a Lien securing another obligation of the Company or other Person that is permitted under the Priority Lien Documents as in effect on the date hereof or securing a DIP Financing (as defined below); all Second Liens at any time granted by the Company or any Subsidiary Guarantor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap.

The provisions described under this caption “— Lien Priorities” are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Agent as holder of Priority Liens, each present and future holder of Second Lien Obligations and each present and future Second Lien Agent as holder of Second Liens. No other Person will be entitled to rely on, have the benefit of or enforce those provisions.
In addition, the provisions under this caption “— Lien Priorities” are intended solely to set forth the relative ranking, as Liens, of the Liens securing Second Lien Debt as against the Priority Liens, and the Liens securing Priority Lien Debt as against the Second Liens. Neither the Notes nor any other Second Lien Obligations are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced in right of payment.
Limitation on Enforcement of Remedies
The Intercreditor Agreement provides that, except as provided below, prior to the Discharge of Priority Lien Obligations, none of the Second Lien Agent or any holder of Second Lien Obligations, may commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the Collateral under any Second Lien Security Document, applicable law or otherwise (including but not limited to a right of set off). Only the Priority Lien Agent will be entitled to take any such actions or exercise any such remedies with respect to the Collateral prior to the Discharge of Priority Lien Obligations. The Intercreditor Agreement provides that, notwithstanding the foregoing, the Second Lien Agent may, but will have no obligation to, on behalf of the holders of Second Lien Obligations, take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and holders of the Priority Lien Obligations) it deems necessary to perfect or continue the perfection of their Second Liens in the Collateral or to create, preserve or protect (but not enforce) the Second Liens in the Collateral. Nothing shall limit the right or ability of the Second Lien Agent or the holders of Second Lien Obligations to (i) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Priority Lien Agent so long as the Priority Lien Agent and the holders of the Priority Lien Obligations receive payment in full in cash of all Priority Lien Obligations upon giving effect thereto or (ii) file a proof of claim with respect to the Second Lien Obligations. Until the Discharge of Priority Lien Obligations, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral to the extent consisting of deposit accounts and securities accounts, including exercising rights under control agreements with respect to such accounts. In addition, whether before or after the Discharge of Priority Lien Obligations, the Second Lien Agent and the holders of Second Lien Obligations may take any actions and exercise any and all rights that would be available to a holder of unsecured claims; provided, however, that the Second Lien Agent and such holders of Second Lien Obligations may not take any of the actions described below under clauses (1) through (9) of the paragraph under the caption “— No Interference; Payment Over,” or prohibited by the provisions described in the first two paragraphs below under the caption “— Agreements With Respect to Insolvency or Liquidation Proceedings;” provided further that in the event that the Second Lien Agent or any holder of Second Lien Obligations becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment lien shall be subject to the terms of the Intercreditor Agreement for all purposes (including in relation to the Priority Lien Obligations and the Second Lien Obligations, as applicable), as the other liens securing the Second Lien Obligations, are subject to the Intercreditor Agreement.
Notwithstanding the foregoing, prior to the Discharge of Priority Lien Obligations, both before and during an Insolvency or Liquidation Proceeding, after a period of 180 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of the holders of Priority Lien Obligations, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the later of (1) the date on which the Second Lien Debt is accelerated or (2) the date on which the Second Lien Agent has delivered to the Priority Lien Agent written notice of the acceleration of any Second Lien Debt (the “Standstill Period”), the Second Lien Agent and the holders of Second Lien Obligations may enforce or exercise any rights or remedies with respect to any Collateral; provided, however, that notwithstanding the expiration of the Standstill Period, in no event may the Second Lien Agent or any other holder of Second Lien Obligations enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Priority Lien Agent on behalf of the holders of Priority Lien Obligations or any other holder of Priority Lien Obligations shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Agent by the Priority Lien Agent); provided, further, that, at any time after the expiration of the Standstill Period, if neither the Priority Lien Agent nor any holder of Priority Lien Obligations shall have commenced and be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Second Lien Agent shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Second Lien Agent is diligently pursuing such rights or remedies, none of any holder of Priority Lien Obligations nor the Priority Lien Agent shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding; provided, further, that, if the Second Lien Agent or any Second Lien Secured Party exercises rights or remedies in accordance with the terms of this section, then such Person shall promptly give notice thereof to the Priority Lien Agent.
Priority Lien Agent
The Intercreditor Agreement provides that neither the Priority Lien Agent nor any holder of any Priority Lien Obligations will have any duties or other obligations to any holder of Second Lien Obligations with respect to the Collateral, other than to transfer to the Second Lien Agent any remaining Collateral and the proceeds of the sale or other disposition of any Collateral remaining in its possession following the Discharge of Priority Lien Obligations, in each case, without representation or warranty on the part of the Priority Lien Agent or any holder of Priority Lien Obligations.
In addition, the Intercreditor Agreement further provides that, until the Discharge of Priority Lien Obligations (but subject to the rights of the Second Lien Agent and the holders of Second Lien Obligations and following the expiration of any of the Standstill Period as provided in the paragraph defining “Standstill Period”), the Priority Lien Agent will be entitled, for the benefit of the holders of the Priority Lien Obligations, to sell, transfer or otherwise dispose of or deal with the Collateral without regard to any Second Lien therein granted to the holders of Second Lien Obligations or any rights to which the Second Lien

Agent or any holder of Second Lien Obligations would otherwise be entitled as a result of such Second Lien. Without limiting the foregoing, the Intercreditor Agreement provides that neither the Priority Lien Agent nor any holder of any Priority Lien Obligations will have any duty or obligation first to marshal or realize upon the Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the Collateral, in any manner that would maximize the return to the holders of Second Lien Obligations, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the holders of Second Lien Obligations from such realization, sale, disposition or liquidation.
The Intercreditor Agreement additionally provides that the Second Lien Agent and each holder of Second Lien Obligations will waive any claim that may be had against the Priority Lien Agent or any holder of any Priority Lien Obligations arising out of any actions which the Priority Lien Agent or such holder of Priority Lien Obligations takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Intercreditor Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations.
No Interference; Payment Over
The Intercreditor Agreement provides that the Second Lien Agent and each holder of Second Lien Obligations:
(1)
will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien that the Second Lien Agent or the holders of Second Lien Obligations have on the Collateral pari passu with, or to give the Second Lien Agent or any holder of Second Lien Obligations any preference or priority relative to, any Lien that the Priority Lien Agent holds on behalf of the holders of any Priority Lien Obligations secured by any Collateral or any part thereof;

(2)
will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Documents or the validity, attachment, perfection or priority of any Lien held by the Priority Lien Agent on behalf of the holders of any Priority Lien Obligations, or the validity or enforceability of the priorities, rights or duties established by the provisions of the Intercreditor Agreement;

(3)
will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Priority Lien Agent or the holders of any Priority Lien Obligations in an enforcement action;

(4)
will have no right to (A) direct the Priority Lien Agent or any holder of any Priority Lien Obligations to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent or any holder of any Priority Lien Obligations of any right, remedy or power with respect to any Collateral;

(5)
will not institute any suit or assert in any suit or in any Insolvency or Liquidation Proceeding, any claim against the Priority Lien Agent or any holder of any Priority Lien Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Agent nor any holders of any Priority Lien Obligations will be liable for, any action taken or omitted to be taken by the Priority Lien Agent or such holders of Priority Lien Obligations with respect to any Collateral securing such Priority Lien Obligations;

(6)
prior to the Discharge of Priority Lien Obligations, will not seek, and will waive any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral;

(7)
will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement;

(8)
will not object to forbearance by the Priority Lien Agent or any holder of Priority Lien Obligations; and

(9)
prior to the Discharge of Priority Lien Obligations, will not assert, and thereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

The Intercreditor Agreement provides that if the Second Lien Agent or any holder of Second Lien Obligations obtains possession of any Collateral or realizes any proceeds or payment in respect of any Collateral, pursuant to the exercise of remedies with respect to any of the Collateral under any Second Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, to the extent permitted under the Intercreditor Agreement, at any time prior to the Discharge of Priority Lien Obligations, then it will hold such Collateral, proceeds or payment in trust for the Priority Lien Agent and the holders of Priority Lien Obligations and transfer such Collateral, proceeds or payment, as the case may be, to the Priority Lien Agent within three days of receipt. Each of the Second Lien Agent and the holders of Second Lien Obligations will further agree that if, at any time, any of them obtains written notice that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, they will promptly pay over to the Priority Lien Agent any payment received by them and then in their possession or under their direct control in respect of any such Priority Lien Collateral and shall promptly turn any such Collateral then held by them over to the Priority Lien Agent, and the provisions set forth in the Intercreditor Agreement will be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. All Second Liens will remain attached to, and enforceable against, all proceeds so held or remitted, subject to the priorities set forth in the Intercreditor Agreement. The Intercreditor Agreement provides that the provisions described in this paragraph will not apply to any proceeds of Collateral realized in a transaction not prohibited by the Priority Lien Documents and as to which the possession or receipt thereof by the Second Lien Agent or any holder of Second Lien Obligations is otherwise permitted by the Priority Lien Documents.
Automatic Release of Second Liens
The Intercreditor Agreement provides that, prior to the Discharge of Priority Lien Obligations, the Second Lien Agent and each holder of Second Lien Obligations will agree that, if the Priority Lien Agent or the holders of Priority Lien Obligations release their Lien on any Collateral, the Second Lien on such Collateral will terminate and be released automatically and without further action if (i) such release is in connection with a sale, transfer or other disposition of Collateral in a transaction or circumstance that does not violate the provisions under “— Covenants — Limitation on Sales of Assets and Subsidiary Stock” (or any similar provision of any other Note Document), (ii) such release is effected in connection with the Priority Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral or (iii) such release is effected in connection with a sale or other disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Priority Lien Agent and the holders of Priority Lien Obligations shall have consented to such sale or disposition of such Collateral; provided, in the case of each of clauses (i), (ii) and (iii), the Second Liens on such Collateral securing the Second Lien Obligations shall remain in place (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap) with respect to any proceeds of a sale, transfer or other disposition of Collateral not paid to the holders of Priority Lien Obligations or that remain after the Discharge of Priority Lien Obligations.
Agreements With Respect to Insolvency or Liquidation Proceedings
The Intercreditor Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code. If the Company or any of its Subsidiaries becomes subject to any Insolvency or Liquidation Proceeding and, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Intercreditor Agreement provides that none of the Second Lien Agent and any holder of Second Lien Obligations will raise any objection, contest or oppose, and will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (1) the Priority Lien Agent or the holders of any Priority Lien Obligations oppose or object to such DIP Financing, such DIP Financing Liens or such use of cash collateral or (2) (x) the sum of (A) the aggregate principal amount of the DIP Financing, (B) the aggregate amount of Indebtedness for borrowed money constituting the principal amount outstanding under the Priority Lien Documents and (C) the aggregate face amount of any letters of credit issued and outstanding under the Priority Lien Documents exceeds (y) the sum of (A) the amount of the Priority Lien Obligations “rolled up” or otherwise refinanced by such DIP Financing, if any, plus (B) $10,000,000.00. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Liens on Collateral securing Priority Lien Obligations, the Second Lien Agent will, for itself and on behalf of holders of the Second Lien Obligations, subordinate the Liens on the Collateral that secure the Second Lien Obligations to the Liens on the Collateral that secure Priority Lien Obligations and to such DIP Financing Liens, so long as the Second Lien Agent, on behalf of holders of the Second Lien Obligations, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code. In addition, the Intercreditor Agreement provides that, if the Priority Lien Secured Parties are granted adequate protection Liens on post-petition assets of the Company and any of its Subsidiaries to secure Priority Lien Obligations in connection with the DIP Financing, the Second Lien Secured Parties shall have the right to request adequate protection Liens on post-petition assets of the Company and any of its Subsidiaries to secure the Second Lien Obligations in connection with the DIP Financing (which Liens shall be junior to the adequate protection Liens and prepetition Liens of the Priority Lien Secured Parties) and the Priority Lien Secured Parties shall not object to such a request by the Second Lien Secured Parties. For the avoidance of doubt, nothing in this provision of the Intercreditor Agreement shall limit or impair the right of the Second Lien Agent to object to any motion regarding DIP Financing or cash collateral to the extent that the objection could be asserted in an Insolvency or Liquidation Proceeding by unsecured creditors generally, is not otherwise prohibited by the terms of the Intercreditor Agreement and is not based on the status of any Second Lien Secured Party as a holder of a Lien. Furthermore, the Intercreditor Agreement provides that prior to the Discharge of Priority Lien Obligations, without the consent of the Priority Lien Agent to be granted or withheld in its sole discretion, none of the Second Lien Agent and any holder of Second Lien Obligations will propose, support or enter into any DIP Financing; provided that if no Priority Lien Secured Party offers to provide DIP Financing within the amount permitted under clause (2)(y) of this paragraph on or before the date of the hearing to approve a DIP Financing, then any holder of the Second Lien Obligations may seek to provide such DIP Financing secured by Liens equal or senior in priority to the Liens securing the Priority Lien Obligations and the Priority Lien Secured Parties may object thereto on any and all grounds; provided that such DIP Financing may not “roll-up” or otherwise refinance any pre-petition Second Lien Obligations.
The Intercreditor Agreement provides that the Second Lien Agent and each holder of Second Lien Obligations will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other disposition, a motion to sell or dispose or the bidding procedure for such sale or disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if (1) the Priority Lien Agent or the requisite holders of Priority Lien Obligations shall have consented to such sale or disposition of such Collateral and (2) all Second Liens on the Collateral securing the Second Lien Obligations shall attach to the proceeds of such sale in the same respective priorities as set forth in the Intercreditor Agreement with respect to the Collateral; provided that (i) no motion or order regarding such sale or other disposition shall impair the rights of the Second Lien Secured Parties under Section 363(k) of the Bankruptcy Code and (ii) the Priority Lien Cap shall be reduced by an amount equal to the net cash proceeds of any such sale or other disposition which are used to pay the principal or face amount of the Priority Lien Obligations. The Intercreditor Agreement further provides that the Second Lien Agent and the holders of Second Lien Obligations will waive any claim that may be had against the Priority Lien Agent or any holder of Priority Lien Obligations arising out of any DIP Financing Liens, request for adequate protection or administrative expense priority under Section 364 of the Bankruptcy Code (in each case, that is granted in a manner that is consistent with the Intercreditor Agreement). The Intercreditor Agreement further provides that the Second Lien Agent and the holders of

Second Lien Obligations will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, and will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (a) any request by the Priority Lien Agent or any holder of Priority Lien Obligations for adequate protection or (b) any objection by the Priority Lien Agent or any holder of Priority Lien Obligations to any motion, relief, action or proceeding based on the Priority Lien Agent or any holder of Priority Lien Obligations claiming a lack of adequate protection, except that the Second Lien Agent and the holders of Second Lien Obligations:
(1)
may freely seek and obtain relief granting adequate protection in the form of a replacement lien co-extensive in all respects with, but subordinated to, and with the same relative priority to the Priority Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of the Priority Lien Obligations; and

(2)
may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

In any Insolvency or Liquidation Proceeding, none of the Second Lien Agent and any holder of Second Lien Obligations shall support or vote for any plan of reorganization or disclosure statement of the Company or any Subsidiary Guarantor unless (x) such plan is accepted by the class of holders of the Priority Lien Obligations in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Priority Lien Obligations (including all post-petition interest approved by the bankruptcy court, fees and expenses) on the effective date of such plan of reorganization or (y) such plan provides on account of the holders of the Priority Lien Obligations for the retention by the Priority Lien Agent, for the benefit of the holders of the Priority Lien Obligations, of the Liens on the Collateral securing the Priority Lien Obligations, and on all proceeds thereof whenever received, and such plan also provides that any Liens retained by, or granted to, the Second Lien Agent are only on property securing the Priority Lien Obligations and shall have the same relative priority with respect to the Collateral or other property, respectively, as provided in the Intercreditor Agreement with respect to the Collateral. Except as otherwise provided in the Intercreditor Agreement, the holders of the Second Lien Obligations shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.
The Intercreditor Agreement additionally provides that the Second Lien Agent and each holder of Second Lien Obligations will waive any claim that may be had against the Priority Lien Agent or any holder of any Priority Lien Obligations arising out of any election by the Priority Lien Agent or any holder of Priority Lien Obligations in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.
Until the Discharge of Priority Lien Obligations has occurred, none of the Second Lien Agent or any holder of Second Lien Obligation shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral without the prior written consent of the Priority Lien Agent.
None of the Second Lien Agent or any holder of Second Lien Obligations shall oppose or seek to challenge any claim by the Priority Lien Agent or any other holder of Priority Lien Obligations for allowance or payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Priority Liens (it being understood that such value will be determined without regard to the existence of the Second Liens on the Collateral). Neither the Priority Lien Agent nor any holder of Priority Lien Obligations shall oppose or seek to challenge any claim by the Second Lien Agent or any holder of Second Lien Obligations for allowance or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Liens on the Collateral.
Without the express written consent of the Priority Lien Agent, none of the Second Lien Agent or any holder of Second Lien Obligations shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving the Company or any Subsidiary Guarantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of holder of Priority Lien Obligations or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the holder of Priority Lien Obligations of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.
Notwithstanding anything to the contrary contained in the Intercreditor Agreement, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, the Second Lien Agent and the holders of Second Lien Obligations agree that any distribution or recovery they may receive in respect of any Collateral shall be segregated and held in trust and forthwith paid over to the Priority Lien Agent for the benefit of the holders of Priority Lien Obligations in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Second Lien Agent, for itself and on behalf of the holders of Second Lien Obligations, appoints the Priority Lien Agent, and any officer or agent of the Priority Lien Agent, with full power of substitution, the attorney-in-fact of each the Second Lien Agent and the holders of Second Lien Obligations for the limited purpose of carrying out the provisions related to this paragraph and taking any action and executing any instrument that the Priority Lien Agent may deem necessary or advisable to accomplish the purposes of this paragraph, which appointment is irrevocable and coupled with an interest.
The Second Lien Agent and the holders of Second Lien Obligations will agree that the Priority Lien Agent shall have the exclusive right to credit bid the Priority Lien Obligations and further that none of the Second Lien Agent or any holder of Second Lien Obligations shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Priority Lien Agent.
Without the consent of the Priority Lien Agent to be granted or withheld in its sole discretion, unless the Standstill Period has expired, each of the Second Lien Agent and the holders of Second Lien Obligations agree they will not file an involuntary bankruptcy claim or seek the appointment of an examiner or a trustee.
Each of the Second Lien Agent and the holders of Second Lien Obligations waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against the Priority Lien Agent, the holders of Priority Lien Obligations or any of the Collateral.
Notice Requirements and Procedural Provisions
The Intercreditor Agreement also provides for various advance notice requirements and other procedural provisions typical for agreements of this type, including procedural provisions to allow any successor Priority Lien Agent to become a party to the Intercreditor Agreement (without the consent of any holder of Priority Lien Obligations or Second Lien Obligations (including holders of the Notes)) upon the refinancing or replacement of the Priority Lien Obligations or Priority Lien Debt Obligations as permitted by the applicable Priority Lien Documents.
No New Liens; Similar Documents
So long as the Discharge of Priority Lien Obligations has not occurred, neither the Company nor any Subsidiary shall grant or permit any additional Liens, or take any action to perfect any additional Liens, on any property to secure:
(1)
any Second Lien Obligation unless it has also granted, or concurrently therewith grants (or offers to grant), a Lien on such property to secure the Priority Lien Obligations and has taken all actions required to perfect such Liens provided, however, the refusal or inability of the Priority Lien Agent to accept such Lien will not prevent the Second Lien Agent from taking the Lien; or

(2)
any Priority Lien Obligation unless it has also granted, or concurrently therewith grants (or offers to grant), a Lien on such property to secure the Second Lien Obligations and has taken all actions required to perfect such Liens provided, however, the refusal or inability of the Second Lien Agent to accept such Lien will not prevent the Priority Lien Agent from taking the Lien, with each such Lien to be subject to the provisions of the Intercreditor Agreement.
To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Priority Lien Agent and/or the other holders of Priority Lien Obligations, the Second Lien Agent or the holders of Second Lien Obligations, each of the Second Lien Agent and the holders of the Second Lien Obligations will agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this paragraph shall be subject to the Intercreditor Agreement. The Intercreditor Agreement shall also provide for further undertakings by the Second Lien Agent and the Priority Lien Agent and agreements that all Second Lien Security Documents providing for the Second Liens shall be in all material respects the same forms of documents providing for the Priority Liens other than as to the priority nature, modifications that make the Second Lien Security Documents with respect to the Second Liens less restrictive than the corresponding documents with respect to the Priority Liens and provisions in the Second Lien Security Documents for the Second Liens which relate solely to rights and duties of the Second Lien Agent and the holders of the Second Lien Obligations. At no time shall there be any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations.
Insurance
Unless and until the Discharge of Priority Lien Obligations has occurred (but subject to the rights of the Second Lien Agent and the holders of Second Lien Obligations following expiration of the Standstill Period as provided in the paragraph defining “Standstill Period”), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the obligors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the obligors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of letters of credit). If the Second Lien Agent or any holder of Second Lien Obligations shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall forthwith pay such proceeds over to the Priority Lien Agent in accordance with the Intercreditor Agreement. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any obligor covering any of the Collateral, the Second Lien Agent or any holder of Second Lien Obligations shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the Second Lien Agent or any holder of Second Lien Obligations shall promptly, without delay or hindrance, follow the instructions of the Priority Lien Agent, or of the obligors under the Priority Lien Documents to the extent the Priority Lien Documents grant such obligors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the rights of the Second Lien Agent and the holders of Second Lien Obligations following expiration of the Standstill Period, as provided in the paragraph defining “Standstill Period”).
Amendment to Priority Lien Documents and Note Documents
Prior to the Discharge of Priority Lien Obligations, without the prior written consent of the Priority Lien Agent and the Required Priority Lien Secured Parties (unless permitted by the terms of any Priority Substitute Credit Facility then in effect), no Note Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Note Document would (i) modify a covenant or event of default that directly restricts one or more Grantors from making payments on the Second Lien Obligations that would otherwise be permitted under the Intercreditor Agreement and the Note Documents as in effect on the date hereof, (ii) shorten the final maturity or weighted average life to maturity of the Second Lien Obligations, (iii) add any additional Property as collateral for the Second Lien Obligations unless such Property is added as collateral for the Priority Lien Obligations, (iv) provide for any

Person to issue a guarantee or be required to issue a guarantee unless such Person guarantees the Priority Lien Obligations, (v) add or provide for any increase in, or shorten the period for payment of, any mandatory prepayment or redemption provisions or shorten the period for reinvestment of any net cash proceeds (other than change of control or asset sale tender offer provisions substantially similar to those applicable under the Note Documents, as in effect on the date hereof, or otherwise customary in the market at the time of such amendment, exchange or refinancing), (vi) increase the interest rate or yield, including by increasing the “applicable margin” or similar component of the interest rate, by imposing fees or premiums, or by modifying the method of computing interest, or modifying or implementing any commitment, consent, facility, utilization, make-whole or similar fee so that the aggregate yield is in excess of the total yield on the Second Lien Obligations as in effect on the issue date thereof (excluding increases resulting from the accrual of interest at the default rate), (vii) amend or otherwise modify any “Default” or “Event of Default” or covenants thereunder in a manner, taken as a whole, that is materially adverse to any Grantors unless such modification would also apply to the Priority Lien Documents, (viii) adversely affect the lien priority rights of the Priority Lien Secured Parties or (ix) contravene the provisions of the Intercreditor Agreement.
Prior to the discharge of the Second Lien Obligations, without the prior written consent of the Second Lien Agent and the Required Second Lien Debtholders, no Priority Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing would (i) modify a covenant or Event of Default that directly restricts one or more Grantors from making payments on the Second Lien Obligations that would otherwise be permitted under the Intercreditor Agreement and the Priority Lien Documents as in effect on the date hereof, (ii) shorten the final maturity of the Priority Lien Obligations, (iii) add any additional Property as collateral for the Priority Lien Obligations unless such Property is added as collateral for the Second Lien Obligations, (iv) provide for any Person to issue a guarantee or be required to issue a guarantee unless such Person guarantees the Second Lien Obligations or (v) contravene the provisions of the Intercreditor Agreement.
Purchase Option
Notwithstanding anything in the Intercreditor Agreement to the contrary, within sixty (60) days of the earlier of (i) the commencement of an Insolvency or Liquidation Proceeding or (ii) the acceleration of the Priority Lien Obligations, each of the holders of the Second Lien Debt and each of their respective designated affiliates (the “Second Lien Purchasers”) will have the right, at their sole option and election (but will not be obligated), at any time upon prior written notice to the Priority Lien Agent, to purchase from the holders of the Priority Lien Obligations (x) all (but not less than all, other than any Priority Lien Obligations constituting Excess Priority Lien Obligations) Priority Lien Obligations (including unfunded commitments) and (y) any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such purchase. Promptly following the receipt of such notice, the Priority Lien Agent will deliver to the Second Lien Agent a statement of the amount of Priority Lien Debt, other Priority Lien Obligations (other than any Priority Lien Obligations constituting Excess Priority Lien Obligations) and DIP Financing provided by the Priority Lien Agent or any holder of the Priority Lien Obligations, if any, then outstanding and the amount of the cash collateral requested by the applicable Priority Lien Agent to be delivered pursuant to clause (2) of the immediately following paragraph. The right to purchase provided for in this paragraph will expire unless, within 10 Business Days after the receipt by the Second Lien Agent of such statement from the Priority Lien Agent, the Second Lien Agent delivers to the Priority Lien Agent (x) an irrevocable commitment of the Second Lien Purchasers to purchase all (but not less than all, other than any Priority Lien Obligations constituting Excess Priority Lien Obligations) of the Priority Lien Obligations (including unfunded commitments) and (y) any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing and to otherwise complete such purchase on the terms set forth under this section.
On the date specified by the Second Lien Agent (on behalf of the Second Lien Purchasers) in such irrevocable commitment (which shall not be less than five Business Days, nor more than 20 Business Days, after the receipt by the Priority Lien Agent of such irrevocable commitment), the holders of the Priority Lien Obligations shall sell to the Second Lien Purchasers (x) all (but not less than all, other than any Priority Lien Obligations constituting Excess Priority Lien Obligations (such period from the date of receipt by the Priority Lien Agent of such irrevocable commitment to such date specified by the Second Lien Agent for such sale in such irrevocable commitment the “Pendency Period”)) of the Priority Lien Obligations (including unfunded commitments) and (y) any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such sale, subject to any required approval of any governmental authority then in effect, if any, and only if on the date of such sale, the Priority Lien Agent receives the following:
(1)
payment, as the purchase price for all Priority Lien Obligations sold in such sale, of an amount equal to the full par value amount of all Priority Lien Obligations (other than outstanding letters of credit as referred to in clause (2) of this paragraph) other than any Priority Lien Obligations constituting Excess Priority Lien Obligations to the extent not purchased and loans provided by any of the Priority Lien Agent or any holder of Priority Lien Obligations in connection with a DIP Financing then outstanding (including principal, interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of obligations in respect of Hedging Obligations that constitute Priority Lien Obligations, the Second Lien Purchasers shall cause the applicable agreements governing such Hedging Obligations to be assigned and novated or, if such agreements have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Hedging Obligations, calculated in accordance with the terms of such Hedging Obligation and after giving effect to any netting arrangements;

(2)
a cash collateral deposit in such amount as the Priority Lien Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting Priority Lien Obligations that may become due and payable after such sale (but not in any event in an amount greater than one hundred five percent (105%) of the amount then reasonably estimated by the Priority Lien Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the issuer of such letters of credit as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Second Lien Agent (except as may otherwise be required by applicable law or any order of any court or other governmental authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit; and

(3)
any agreements, documents or instruments which the Priority Lien Agent may reasonably request pursuant to which the Second Lien Agent and the Second Lien Purchasers in such sale expressly assume and adopt all of the obligations of the Priority Lien Agent and the holders of the Priority Lien Obligations under the Priority Lien Documents and in connection with loans provided by the Priority Lien Agent or any holder of Priority Lien Obligations in connection with a DIP Financing on and after the date of the purchase and sale and the Second Lien Agent (or any other representative appointed by the holders of a majority in aggregate principal amount of the Second Lien Obligations owned by the purchasers) becomes a successor agent thereunder.

During the Pendency Period, the Priority Lien Secured Parties shall refrain from exercising remedies (subject to exigent circumstances).
Such purchase of the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Agent or any holder of Priority Lien Obligations in connection with a DIP Financing shall be made on a pro rata basis among the Second Lien Purchasers giving notice to the Priority Lien Agent of their interest to exercise the purchase option under the Intercreditor Agreement according to each such Second Lien Purchaser’s portion of the Second Lien Debt outstanding on the date of purchase or such portion as such Second Lien Purchasers may otherwise agree among themselves. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Priority Lien Agent as the Priority Lien Agent may designate in writing to the Second Lien Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Second Lien Purchasers to the bank account designated by the Priority Lien Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Second Lien Purchasers to the bank account designated by the Priority Lien Agent are received in such bank account later than 12:00 noon, New York City time.
Such sale shall be expressly made without representation or warranty of any kind by the Priority Lien Secured Parties as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to any Priority Lien Secured Party, except that the Priority Lien Secured Parties shall represent and warrant severally as to the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then owing to it: (i) that such applicable Priority Lien Secured Party owns such Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing; and (ii) that such applicable Priority Lien Secured Party has the necessary corporate or other governing authority to assign such interests.
After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made, but, except with respect to cash collateral held by the issuers of such letters of credit, only the Person or successor agent to whom the Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Liens and only the Second Lien Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Liens.
Application of Proceeds
Prior to the Discharge of Priority Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:
1.
first, to the payment in full in cash of all Priority Lien Obligations that are not Excess Priority Lien Obligations,

2.
second, to the payment in full in cash of all Second Lien Obligations,

3.
third, to the payment in full in cash of all Excess Priority Lien Obligations, and

4.
fourth, to the Company or as otherwise required by applicable law.

Postponement of Subrogation
The Intercreditor Agreement provides that no payment or distribution to any holder of Priority Lien Obligations pursuant to the provisions of the Intercreditor Agreement shall entitle the Second Lien Agent or any holder of Second Lien Obligations to exercise any rights of subrogation in respect thereof until the Discharge of Priority Lien Obligations. Following the Discharge of Priority Lien Obligations, each holder of Priority Lien Obligations will execute such documents, agreements and instruments as any holder of Second Lien Obligations may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such holder by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such holder of Priority Lien Obligations are paid by such Person upon request for payment thereof.
Permitted Prepayments of Second Lien Obligations
Until the Discharge of Priority Lien Obligations, unless otherwise permitted by the Priority Lien Agent or otherwise permitted by the terms of the First Lien Credit Agreement or, if the First Lien Credit Agreement has been replaced by a Priority Substitute Credit Facility, the terms of such Priority Substitute Credit Facility, no Second Lien Secured Party may accept or retain any optional prepayment (howsoever described) of principal of the Second Lien Obligations; provided that the foregoing shall not prohibit a Second Lien Secured Party from receiving cash in lieu of fractional shares upon a retirement of Second Lien Obligations by exchanging such Second Lien Obligations for Capital Stock of the Company pursuant to the Indenture.
The Company may retire any Second Lien Obligations by exchanging such Second Lien Obligations for Capital Stock of the Company (other than Disqualified Capital Stock (as defined in the First Lien Credit Agreement)). Notwithstanding anything to the contrary in this section, the Second Lien Obligations may be refinanced in whole or in part so long as refinancing is permitted by the terms of the First Lien Credit Agreement then in effect and “— Amendment to Priority Lien Documents and Note Documents.”
Repurchase at the Option of Holders
Change of Control
If a Change of Control occurs, unless we have previously or concurrently exercised our right to redeem all of the Notes as described under “— Optional Redemption,” each holder will have the right to require us to repurchase all or any part (equal to $1.00 or an integral multiple of $1.00 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
Within 30 days following any Change of Control, unless we have previously or concurrently exercised our right to redeem all of the Notes as described under “— Optional Redemption,” we will deliver a notice (the “Change of Control Offer”) to each holder, with a copy to the Trustee, stating:
(1)
that a Change of Control has occurred and that such holder has the right to require us to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)
the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3)
that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)
that unless we default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)
that holders electing to have any Notes in certificated form purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)
that holders will be entitled to withdraw their tendered Notes, in whole or in part (which shall be $1.00 or whole multiples of $1.00 in excess thereof), and their election to require us to purchase such Notes, provided that the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth, among other things, the name of the holder of the Notes, the principal amount of Notes tendered for purchase, a statement that such holder is withdrawing its tendered Notes, in whole or in part, its election to have such Notes purchased and the principal amount, if any, of such Note (which shall be $1.00 or whole multiples of $1.00 in excess thereof) that remains subject to the original Change of Control Offer;

(7)
that if we are repurchasing a portion of the Note of any holder, the holder will be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered, provided that the unpurchased portion of the Note must be equal to a minimum principal amount of $1.00 and an integral multiple of $1.00 in excess thereof; and
(8)
the procedures determined by us, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:
(1) accept for payment all Notes or portions of Notes (in a minimum principal amount of $1.00 and integral multiples of $1.00 in excess thereof) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;
(2) deposit with the paying agent an amount in United States Dollars equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment, provided that the funds once deposited are to be uninvested until disbursed pursuant to this caption “— Change of Control”; and
(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
The paying agent will promptly mail or deliver to each holder of Notes accepted for payment the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $1.00 or an integral multiple of $1.00 in excess thereof.
If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to holders who tender pursuant to the Change of Control Offer.
The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Indenture by virtue of our compliance with such securities laws or regulations.
Our ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the First Lien Credit Agreement. In addition, certain events that may constitute a change of control under the First Lien Credit Agreement and cause a default under that agreement will not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.
If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption.
The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company. The Change of Control purchase feature is a result of negotiations between the underwriters and us. As of the date of this prospectus, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “— Covenants — Limitation on Indebtedness and Preferred Stock” and “— Covenants — Limitation on Liens.” Such restrictions in the Indenture can be waived only with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.
The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above. The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified or terminated with the written consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) prior to the occurrence of such Change of Control.
Covenants
The Indenture contains covenants including, among others, the following:
Use of Proceeds
The Company will not permit the proceeds of the Notes to be used for any purpose other than to provide working capital for exploration and production operations, for development (including the drilling and completion of producing wells), for acquisitions of Oil and Gas Properties and for general corporate, limited liability company or partnership, as applicable, purposes of the Company and its Restricted Subsidiaries. Neither the Company nor any Person acting on behalf of the Company has taken or will take any action which might cause any of the Note Documents to violate Regulation U, Regulation T or Regulation X of the Board or any other regulation of the Board or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

The Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Notes (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law or regulation, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Limitation on Indebtedness and Preferred Stock
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue Preferred Stock; provided, however, that the Company may Incur Indebtedness and any of the Subsidiary Guarantors may Incur Indebtedness and issue Preferred Stock if on the date of such Incurrence or issuance:
(1)
the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.25 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds); and

(2)
no Default would occur as a consequence of, and no Event of Default would be continuing following, Incurring the Indebtedness or the application of its proceeds.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:
(1)
Indebtedness under one or more Credit Facilities of the Company or any Restricted Subsidiary constituting a Permitted Reserve Based Facility;

(2)
Guarantees Incurred by the Company or any Subsidiary Guarantor of Indebtedness of the Company or any Subsidiary Guarantor Incurred in accordance with the provisions of the Indenture (including any increase in principal amount as a result of a PIK Payment and any PIK Notes in respect thereof); provided, however, that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee to at least the same extent as the Indebtedness being Guaranteed, as the case may be;

(3)
Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (a) (i) if the Company is the obligor on such Indebtedness and the obligee is not a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (ii) if a Subsidiary Guarantor is the obligor of such Indebtedness and the obligee is neither the Company nor a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee and (b) (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause;

(4)
Indebtedness represented by (a) the Initial Notes and any Additional Notes (together with any PIK Payments issued in respect thereof) and all Subsidiary Guarantees (subject to the limitation set forth in the definition of “Additional Notes”), (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6) or (7)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or (7) or Incurred pursuant to the first paragraph of this covenant;

(5)
Permitted Acquisition Indebtedness;

(6)
Indebtedness in respect of (a) self-insurance obligations, bid, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and (b) obligations represented by letters of credit for the account of the Company or a Restricted Subsidiary in order to provide security for workers’ compensation claims (in the case of clauses (a) and (b) other than for an obligation for money borrowed);

(7)
Indebtedness represented by Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries (whether or not Incurred pursuant to sale and leaseback transactions), mortgage financings or purchase money obligations, Incurred in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property, in each case Incurred for the purpose of financing, refinancing, renewing, defeasing or refunding all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or such Restricted Subsidiary; provided, however, that after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (7), together with any Refinancing Indebtedness Incurred pursuant to clause (4) in respect of such Indebtedness, and then outstanding does not exceed the greater of $5.0 million or 1.0% of the Company’s Adjusted Consolidated Net Tangible Assets, determined as of the date of Incurrence of such Indebtedness after giving effect to such Incurrence and the application of the proceeds therefrom;

(8)
Cash Management Obligations Incurred in the ordinary course of business; and

(9)
in addition to the items referred to in clauses (1) through (8) above, Indebtedness of the Company and its Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (9) and then outstanding, will not exceed the greater of $15.0 million or 2.0% of the Company’s Adjusted Consolidated Net Tangible Assets, determined as of the date of Incurrence of such Indebtedness after giving effect to such Incurrence and the application of the proceeds therefrom.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:
(1)
in the event an item of that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will, in each case, subject to clause (2) below, classify such item of Indebtedness on the date of Incurrence in any manner that complies with this covenant;

(2)
all Indebtedness outstanding on the date of the Indenture under the First Lien Credit Agreement after giving effect to the initial offering and sale of Notes and the use of proceeds therefrom, shall be deemed Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and may not later be reclassified;

(3)
Guarantees Incurred by the Company or any Subsidiary Guarantor of, or obligations Incurred by the Company or any Subsidiary Guarantor in respect of letters of credit supporting, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)
if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included to the extent of the underlying letter of credit;

(5)
the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)
Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(7)
the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the amortization of debt discount or the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock and unrealized losses or charges in respect of Hedging Obligations will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.
The Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness, or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “— Limitation on Indebtedness and Preferred Stock” covenant, the Company shall be in Default of this covenant).
For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, however, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restrictions shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.
Limitation on Restricted Payments
The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:
(1)
pay any dividend or make any payment or distribution on or in respect of the Company’s or any Restricted Subsidiaries’ Capital Stock (including any payment or distribution in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a)
dividends or distributions by the Company payable solely in Capital Stock of the Company (other than Disqualified Stock but including options, warrants or other rights to purchase such Capital Stock of the Company); and

(b)
dividends or distributions payable to the Company or a Restricted Subsidiary and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) so long as the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(2)
purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)
purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness permitted under clause (3) of the second paragraph of the covenant “— Covenants — Limitation on Indebtedness and Preferred Stock” or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement);

(4)
purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Unsecured Debt (but excluding for the avoidance of doubt, any “make-whole” payment in connection with such purchase, repurchase, redemption, defeasance, acquisition or retirement); or

(5)
make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (5) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
(a)
a Default shall have occurred and be continuing (or would result therefrom);

(b)
the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the covenant described under the first paragraph under “— Covenants — Limitation on Indebtedness and Preferred Stock” after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)
the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

(i)
50% of Consolidated Net Income for the period (treated as one accounting period) from April 1, 2019 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)
100% of the aggregate Net Cash Proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to (x) Persons indicated in clause (6) of the next succeeding paragraph or any direct or indirect parent of the Company, to the extent such Net Cash Proceeds have been used to make a Restricted Payment pursuant to clause (6) of the next succeeding paragraph, (y) a Subsidiary of the Company or (z) an employee stock ownership plan, option plan or similar trust (to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination));

(iii)
the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Capital Stock), distributed by the Company upon such conversion or exchange), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; and
(iv)
the amount equal to the aggregate net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person subsequent to the Issue Date resulting from:

(A)
repurchases, repayments or redemptions of such Restricted Investments by such Person or proceeds realized upon the sale of such Restricted Investment (other than to a Subsidiary of the Company);

(B)
the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income; and

(C)
the sale by the Company or any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) of all or a portion of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary (whether any such distribution or dividend is made with proceeds from the issuance by such Unrestricted Subsidiary of its Capital Stock or otherwise).

The provisions of the preceding paragraph will not prohibit:
(1)
any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (a) such Restricted Payment will be excluded from subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock or capital contribution will be excluded from clause (c)(ii) of the preceding paragraph;

(2)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness that, in each case, is permitted to be Incurred pursuant to the covenant described under “— Covenants — Limitation on Indebtedness and Preferred Stock;” provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(3)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Unsecured Debt of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Unsecured Debt constituting Refinancing Indebtedness of the Company or such Restricted Subsidiary that, in each case, is permitted to be Incurred pursuant to the covenant described under “— Covenants — Limitation on Indebtedness and Preferred Stock;” provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(4)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “— Covenants — Limitation on Indebtedness and Preferred Stock;” provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(5)
dividends paid or distributions made within 60 days after the date of declaration if at such date of declaration such dividend or distribution would have complied with this covenant if it had been made on such date; provided, however, that such dividends and distributions will be included in subsequent calculations of the amount of Restricted Payments; and provided further, however, that for purposes of clarification, this clause (5) shall not include cash payments in lieu of the issuance of fractional shares included in clause (10) below;

(6)
so long as no Default has occurred and is continuing, the repurchase or other acquisition of Capital Stock (including options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock) of the Company held by any existing or former employees, officers or directors of the Company or any Restricted Subsidiary of the Company or their assigns, estates or heirs, in each case pursuant to the repurchase or other acquisition provisions under employee stock option or stock purchase plans or agreements or other agreements to compensate officers, employees or directors, in each case approved by the Company’s Board of Directors; provided, however, that such repurchases or other acquisitions pursuant to this clause (6) during any calendar year will not exceed $2.5 million in the aggregate (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $5.0 million in any calendar year); provided further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company from the sale of Capital Stock of the Company to any existing or former employees, officers or directors of the Company and any of its Restricted Subsidiaries or their assigns, estates or heirs that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph), plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments made pursuant to clauses (A) and (B) of this clause (6); provided further, that the amount of any such repurchase or other acquisition under this clause (C) will be excluded in subsequent calculations of the amount of Restricted Payments and the proceeds received from any such transaction will be excluded from clause (c)(ii) of the preceding paragraph;

(7)
loans or advances to employees, officers or directors of the Company or any Subsidiary of the Company, in each case as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, the proceeds of which are used to purchase Capital Stock of the Company, or to refinance loans or advances made pursuant to this clause (7), in an aggregate principal amount not in excess of $2.5 million at any one time outstanding; provided, however, that the amount of such loans and advances will be excluded in subsequent calculations of the amount of Restricted Payments;

(8)
purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and any purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Capital Stock; provided, however, that such acquisitions or retirements will be excluded from subsequent calculations of the amount of Restricted Payments;

(9)
the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Unsecured Debt or Subordinated Obligation at a purchase price not greater than 101% of the principal amount of such Unsecured Debt or Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the covenant described under “— Repurchase at the Option of Holders — Change of Control”; provided, however, that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer; provided, however, that such acquisitions or retirements will be excluded in subsequent calculations of the amount of Restricted Payments;
(10)
payments or distributions to dissenting stockholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets; provided, however, that any payment pursuant to this clause (10) shall be excluded in the calculation of the amount of Restricted Payments;

(11)
cash payments in lieu of the issuance of fractional shares; provided, however, that any payment pursuant to this clause (11) shall be excluded in the calculation of the amount of Restricted Payments;

(12)
the payment of scheduled or accrued dividends to holders of any class of or series of Disqualified Stock of the Company issued on or after the Issue Date in accordance with “—Covenants — Limitation on Indebtedness and Preferred Stock,” to the extent such dividends are included in Consolidated Interest Expense; provided, however, that any payment pursuant to this clause (12) shall be excluded in the calculation of the amount of Restricted Payments;

(13)
Restricted Payments in an amount not to exceed $5.0 million in the aggregate since the Issue Date; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments; and

(14)
any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted Subsidiary in an amount paid (whether in cash, securities or otherwise) not to exceed $5.0 million in the aggregate.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term.
In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (14) above or is entitled to be made pursuant to the first paragraph above, the Company shall, in its sole discretion, subdivide and classify such Restricted Payment in any manner that complies with this covenant.
As of the date of this prospectus, the Company’s sole Subsidiary is a Restricted Subsidiary. For purpose of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (13) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
Notwithstanding the foregoing, none of the Company or any Restricted Subsidiary shall directly purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Unsecured Debt or Capital Stock (but excluding in each case, for the avoidance of doubt, any “make-whole” payment in connection with such purchase, repurchase, redemption, defeasance, acquisition or retirement) with proceeds of any borrowing under the First Lien Credit Agreement.

Limitation on Liens
The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, Incur or suffer to exist any Lien, other than Permitted Liens, upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), which Lien secures Indebtedness.
Limitation on Restrictions on Distributions from Restricted Subsidiaries
The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(1)
pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

(2)
make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)
sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary.

The preceding provisions will not prohibit:
(i)
any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture and the Second Lien Security Documents as in effect on such date;

(ii)
any encumbrance or restriction with respect to a Person pursuant to or by reason of an agreement relating to any Capital Stock or Indebtedness Incurred by a Person on or before the date on which such Person was acquired by the Company or another Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Company or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided, however, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(iii)
encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(iv)
any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided, however, that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

(v)
with respect to any Restricted Subsidiary incorporated or organized outside the United States, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if either (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (2) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive;

(vi)
any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (i) through (v) or clause (xii) of this paragraph or this clause (vi) or contained in any amendment, restatement, modification, renewal, supplemental, refunding, replacement or refinancing of an agreement referred to in clauses (i) through (v) or clause (xii) of this paragraph or this clause (vi); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in the agreements governing the Indebtedness being refunded, replaced or refinanced;

(vii)
in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(a)
that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license (including, without limitation, licenses of intellectual property) or other contract;

(b)
contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(c)
contained in any agreement creating Hedging Obligations permitted from time to time under the Indenture which are not included in the definition of Indebtedness pursuant to clause (3) of the penultimate paragraph of the definition thereof;

(d)
pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; or

(e)
provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business;

(viii)
any encumbrance or restriction contained in (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(ix)
any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(x)
any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment;”

(xi)
encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(xii)
encumbrances or restrictions contained in agreements governing Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be Incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with the covenant described under the caption “— Covenants — Limitation on Indebtedness and Preferred Stock;” provided, however, that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, as determined by the Company in good faith, than the provisions contained in the First Lien Credit Agreement and in the Indenture as in effect on the Issue Date;
(xiii)
the issuance of Preferred Stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to the covenant described under the caption “— Covenants — Limitation on Indebtedness and Preferred Stock” and the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(xiv)
supermajority voting requirements existing under corporate charters, bylaws, stockholders agreements and similar documents and agreements;

(xv)
restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(xvi)
any encumbrance or restriction contained in the First Lien Credit Agreement as in effect as of the Issue Date, and in any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the First Lien Credit Agreement as in effect on the Issue Date.

Limitation on Sales of Assets and Subsidiary Stock
The Company and the Subsidiary Guarantors will not sell, assign, farm-out, convey or otherwise transfer any Property except for: (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of the Company or the Subsidiary Guarantors or is replaced by equipment of at least comparable value and use; (d) a disposition by a Subsidiary Guarantor to the Borrower or by the Borrower or a Subsidiary Guarantor to a Subsidiary Guarantor; (e) a disposition of cash, cash equivalents or other financial assets; (f) an issuance of Equity Interests by a Subsidiary Guarantor to the Borrower or to a Subsidiary Guarantor; (g) any casualty or condemnation event (other than a Casualty Event described in clause (i) of this paragraph below); (h) the making of a Restricted Payment permitted under caption “— Covenants — Limitation on Restricted Payments” or a Permitted Investment; (i) the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided, however, that (i) 100% of the consideration received in respect of such sale or other disposition shall be cash; provided, further, that the consideration received in respect of any sale or other disposition of undeveloped real property that is owned by the Company located in Bienville, Bossier, Caddo, DeSoto, Natchitoches, Red River, Sabine and Webster Parishes, Louisiana and Angelina, Cherokee, Gregg, Harrison, Marion, Nacogdoches, Panola, Rusk, Sabine, San Augustine, Shelby, Smith and Upshur Counties, Texas may be other Oil and Gas Properties, which shall be equivalent on a net revenue interest acre basis and limited to other undeveloped Oil and Gas Properties located in Bienville, Bossier, Caddo, DeSoto, Natchitoches, Red River, Sabine and Webster Parishes, Louisiana and Angelina, Cherokee, Gregg, Harrison, Marion, Nacogdoches, Panola, Rusk, Sabine, San Augustine, Shelby, Smith and Upshur Counties, Texas in order to facilitate future development of the field(s), and which will subsequently be mortgaged in accordance with the applicable provisions of the Indenture; (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the Fair Market Value of the Oil and Gas Property, interest therein or Subsidiary subject of such sale or other disposition (as reasonably determined by the Board of Directors of the Company and, if requested by the Trustee, the Company shall deliver a certificate of a Responsible Officer certifying to that effect), and (iii) if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Subsidiary; and (j) sales and other dispositions of Properties not regulated by subsections (a) to (i) of this covenant having a Fair Market Value not to exceed $1,000,000 during any 12-month period; provided, however that any net cash proceeds of such sale or disposition permitted by the foregoing clause (i) or this clause (j) are used to make the prepayments or reinvested as required under caption “— Mandatory Redemption; Offers to Purchase; Open Market Purchases.”
Limitation on Affiliate Transactions
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, make, amend or conduct any transaction (including making a payment to, the purchase, sale, lease or exchange of any property or the rendering of any service), contract, agreement or understanding with or for the benefit of any Affiliate of the Company (an “Affiliate Transaction”) unless:
(1)
the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and

(2)
either: (a) if such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million but not greater than $30.0 million, the Company delivers to the Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above, or (b) if such Affiliate Transaction involves an aggregate consideration in excess of $30.0 million, the Company delivers to the Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above and that the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company having no personal pecuniary interest in such transaction.

The preceding provisions will not apply to and do not prohibit:
(1)
any Restricted Payment (other than Investments) permitted to be made pursuant to the covenant described under “— Covenants — Limitation on Restricted Payments;”

(2)
any payments, awards or grants in cash, Capital Stock or other property pursuant to, or the funding of, employment or severance agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or insurance and indemnification arrangements provided to or for the benefit of directors and employees approved by the Board of Directors of the Company;

(3)
loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed $5.0 million;

(4)
advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(5)
any transaction to the extent between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with the Indenture;

(6)
transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in such Person;

(7)
the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company to, or the receipt by the Company of any capital contribution from its shareholders;

(8)
indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Company or any of its Restricted Subsidiaries;
(9)
the payment of reasonable compensation and fees paid to, and indemnity provided on behalf of, officers or directors of the Company or any Restricted Subsidiary;

(10)
the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date and which is disclosed on the applicable schedule to the Indenture, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted only to the extent that its terms are not materially more disadvantageous, taken as a whole, to the Company and its Restricted Subsidiaries than the terms of the agreements in effect on the Issue Date;

(11)
transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture; provided, however, that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; and

(12)
transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent company of the Company, and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person.

Provision of Financial Information
The Indenture provides that, the Company, pursuant to section 314(a) of the Trust Indenture Act, shall file with the Trustee, within the time periods specified in the Securities Act with respect to the Company’s filing status, copies of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, that any such information, documents or reports filed electronically with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the Trustee; provided, further, that the Company shall notify the Trustee if it shall fail to so file any such information, documents or reports with the SEC. In addition, the Company will make such reports and information available to securities analysts and prospective investors upon request.
If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the financial information required by “— Covenants — Reports” will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. The availability of the foregoing materials on the SEC’s website or on the Company’s website shall be deemed to satisfy the foregoing delivery obligations.
Merger and Consolidation
The Company will not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or convey, transfer or lease all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions to, any Person, unless:

(1)
the resulting, surviving or transferee Person (the “Successor Company”) is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by supplemental indenture, executed and delivered to the Trustee all the obligations of the Company under the Notes, the Indenture, the Second Lien Security Documents, the Intercreditor Agreement and any other Note Document;

(2)
immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)
either (A) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to clause (1) of the first paragraph of the covenant described under “— Covenants — Limitation on Indebtedness and Preferred Stock” or (B) immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four quarter period, the Consolidated Coverage Ratio of the Company is equal to or greater than the Consolidated Coverage Ratio of the Company immediately before such transaction;

(4)
if the Company is not the Successor Company, each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes shall continue to be in effect; and

(5)
the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Company.
Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the assets of the Company in accordance with the first paragraph of this caption “— Merger and Consolidation” the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture; and its predecessor Company, except in the case of a lease of all or substantially all its assets, will be released from the obligation to pay the principal of and interest on the Notes and all other covenants and obligations under the Indenture.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the assets of a Person.
Notwithstanding the preceding clause (3) of the first paragraph of this caption “— Merger and Consolidation,” (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and the Company may consolidate with, merge into or transfer all or part of its properties and assets to a Subsidiary Guarantor and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction; and provided further that, in the case of a Restricted Subsidiary that consolidates with, merges into or transfers all or part of its properties and assets to the Company, the Company will not be required to comply with the preceding clause (5).
In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, and will not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor to, any Person (other than the Company or another Subsidiary Guarantor) unless:

(1)
(a) the resulting, surviving or transferee Person is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, the Second Lien Security Documents and the Intercreditor Agreement; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

(2)
the transaction will result in the release of the Subsidiary Guarantor from its obligations under the Indenture and its Subsidiary Guarantee after and upon compliance with the provisions described above under “— Security for the Notes.”

Future Subsidiary Guarantors
The Company will cause any Restricted Subsidiary that is not already a Subsidiary Guarantor that Guarantees any Indebtedness of the Company or a Subsidiary Guarantor under a Credit Facility or that incurs any Indebtedness under the First Lien Credit Agreement, in each case, to execute and deliver to the Trustee within 30 days of such Guarantee or incurrence a supplemental indenture (in the form specified in the Indenture) pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis. Such Subsidiary Guarantee will be subject to release provisions and the other terms and limitations set forth in the Indenture.
Business Activities
The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business activity other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Asset Coverage Ratio
The Company will not permit as of any Test Date, the ratio (the “Asset Coverage Ratio”) of (1) Total Proved PV10% as of such Test Date attributable to the Company’s and its Restricted Subsidiaries’ Proved Reserves to (2) Total Secured Debt (net of any Unrestricted Cash on such date in an amount not to exceed $10,000,000) to be less than, 1.50 to 1.00.
On or before the 45th day after each Test Date, a certificate of a financial officer setting forth, as of such Test Date, a calculation in reasonable detail of the Asset Coverage Ratio as of such Test Date shall be delivered to the Trustee.
Further Assurances
The Company at its sole expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Trustee or the Second Lien Agent all such other documents, agreements and instruments reasonably requested by the Trustee or the Second Lien Agent to comply with, cure any defects or accomplish the covenants and agreements of the Company or any Restricted Subsidiary, as the case may be, in the Indenture or the Second Lien Security Documents, or to further evidence and more fully describe the Second Lien Collateral intended as security for the Notes and the Subsidiary Guarantees, or to correct any omissions in the Indenture or the Second Lien Security Documents, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to the Indenture or any of the Second Lien Security Documents or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

Other Covenants
In addition, the Company and its Restricted Subsidiaries are subject to other covenants under the Indenture, including requirements to comply with environmental laws, ERISA, FCP and Money-Laundering Laws, which, in the case of the listed covenants, are substantially consistent with the respective covenants of the First Lien Credit Agreement.
Covenant Termination
From and after the occurrence of an Investment Grade Rating Event, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described above under the following headings:
•
“— Limitation on Indebtedness and Preferred Stock,”

•
“— Limitation on Restricted Payments,”

•
“— Limitation on Liens,”

•
“— Limitation on Sales of Assets and Subsidiary Stock,”

•
“— Limitation on Affiliate Transactions,”

•
“— Business Activities,” and

•
“— Asset Coverage Ratio,”

(collectively, the “Eliminated Covenants”). In addition, the Company will no longer be subject to the financial test set forth in clause (3) of the first paragraph of the covenant described under “— Merger and Consolidation.” As a result, after the date on which the Company and its Restricted Subsidiaries are no longer subject to the Eliminated Covenants, the Notes will be entitled to substantially reduced covenant protection.
After the foregoing covenants have been terminated, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.” The Company shall provide the Trustee and the holders with written notice of each Investment Grade Rating Event within five Business Days of the occurrence thereof. The Trustee shall have no duty to monitor or provide notice to the holders of the Notes of any such Investment Grade Rating Event.
Events of Default
Each of the following is an “Event of Default” with respect to the Notes:
(1)
default in the payment of any interest on any Note when due, continued for 30 days;

(2)
default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)
failure by the Company or any Subsidiary Guarantor to comply with its obligations described under “— Covenants — Merger and Consolidation;”

(4)
failure by the Company to comply for 30 days after notice (as provided below) with its other agreements contained in the Indenture;

(5)
default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee exists as of the Issue Date, or is created after the date of the Indenture, which default:

(a)
is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period) (“payment default”); or

(b)
results in the acceleration of such Indebtedness prior to its Stated Maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $20.0 million or more;
(6)
certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(7)
failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect (the “judgment default provision”);

(8)
any of the Indenture (including the Subsidiary Guarantees), the Notes, the Second Lien Security Documents and any supplemental indentures pursuant to the Indenture, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Company or a Subsidiary Guarantor party thereto or shall be repudiated by any of them in writing, or any of the Second Lien Security Documents with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $25.0 million shall cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of the Indenture, or the Company or any Restricted Subsidiary or any of their Affiliates shall so state in writing (“loss of enforceability provision”); or

(9)
any event of default under and as defined under the First Lien Credit Agreement that continues unwaived or uncured for 30 days.

However, a default under clause (4) of this paragraph will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Company in writing and, in the case of a notice given by the holders, the Trustee of the default and the Company does not cure such default within the time specified in clause (4) of this paragraph after receipt of such notice.
If an Event of Default (other than an Event of Default described in clause (6) above with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, accrued and unpaid interest, if any, on all the Notes to be due and payable immediately. If an Event of Default described in clause (6) above with respect to the Company occurs and is continuing, the principal of, premium, if any, accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders.
Notwithstanding the foregoing, if an Event of Default specified in clause (5) above shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, in each case within 20 days after the declaration of acceleration with respect thereto.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding Notes by notice to the Company and the Trustee, on behalf of the Holders of Notes, may rescind and annul such declaration with respect to the Notes and its consequences if, among other requirements (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (3) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes then outstanding and (B) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes.
Subject to the provisions of the Indenture relating to the duties of the Trustee if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.
Except to enforce (i) the right to receive payment of principal, premium, if any, or interest when due, and (ii) the provisions of the Indenture relating to the duties of the Trustee, no holder may pursue any remedy with respect to the Indenture or the Notes unless:
(1)
such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)
holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee pursue the remedy;

(3)
such holders have furnished the Trustee satisfactory security or indemnity against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the furnishing of security or indemnity; and

(5)
the holders of a majority in principal amount of the outstanding Notes have not waived such Event of Default or otherwise given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in aggregate principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of his own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
If a Default occurs and is continuing and is known to the Trustee, the Trustee must deliver to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold such notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under the Indenture and is not in default in the performance or observance of any of the material terms, provisions and conditions of the Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
Amendments and Waivers
Subject to certain exceptions, the Indenture, the Notes, the Intercreditor Agreement and the Second Lien Security Documents may be amended by the Company, any Subsidiary Guarantor, the Trustee and the Second Lien Agent with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, the PIK Notes, if any), voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
However, without the consent of each holder of each outstanding Note affected, no amendment may, among other things:
(1)
reduce the percentage in principal amount of such outstanding Notes whose holders must consent to an amendment or waiver;

(2)
reduce the stated rate of or change the stated time for payment of interest on any Note;

(3)
reduce the principal of or change the Stated Maturity of any Note;

(4)
reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described above under “— Optional Redemption” and “— Mandatory Redemption; Offers to Purchase; Open Market Purchases” (other than modifications of provisions relating to the covenants described under “— Repurchase at the Option of Holders — Change of Control” or “— Covenants — Limitation on Sales of Assets and Subsidiary Stock”);

(5)
make any Note payable in money other than that stated in the Note;

(6)
waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration) or impair the right of any holder to receive payment of the principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7)
modify the Subsidiary Guarantees in any manner adverse to the holders of the Notes;

(8)
release all or substantially all of the collateral subject to the Liens created by the Second Lien Security Documents (except with respect to releases permitted under this Indenture);

(9)
adversely affect the right of holders to convert the Notes other than as provided in the Indenture; or

(10)
make any change to or modify the ranking of the Notes that would adversely affect the holders.

Notwithstanding the foregoing, without the consent of any holder, the Company, the Subsidiary Guarantors and the Trustee and the Second Lien Agent may amend the Indenture, the Notes, the Second Lien Security Documents and the Intercreditor Agreement to:
(1)
cure any ambiguity, omission, defect, mistake or inconsistency;

(2)
provide for the assumption by a successor of the obligations of the Company or any Subsidiary Guarantor under the Indenture, the Second Lien Security Documents and the Intercreditor Agreement in accordance with the applicable provisions thereof;

(3)
provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)
add Guarantors or Collateral with respect to the Notes, including Subsidiary Guarantors, or release a Subsidiary Guarantor from its Subsidiary Guarantee and terminate such Subsidiary Guarantee or terminate a Lien securing the Notes; provided that the release and termination is in accordance with the applicable provisions of the Indenture;

(5)
secure the Notes or Subsidiary Guarantees;

(6)
add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders or surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

(7)
make any change that does not adversely affect the rights of any holder;

(8)
comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(9)
provide for the succession of a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the Indenture;

(10)
make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Second Lien Security Documents;

(11)
provide for the issuance of PIK Notes or to increase the outstanding principal amount of the Notes, in each case in accordance with the limitations set forth in the Indenture as of the date hereof;

(12)
make any change as provided for in the Intercreditor Agreement; or

(13)
provide for conversion adjustments in accordance with provisions described under “— Conversion” in connection with a Reorganization Event.

In addition, the Intercreditor Agreement may be amended in accordance with its terms and without the consent of any holder, the Trustee or the Second Lien Agent with the consent of the parties thereto or otherwise in accordance with its terms; provided, however, that such amendment does not affect the rights, duties, protections, indemnities, immunities or obligations of the Trustee or the Second Lien Agent. The Intercreditor Agreement will also provide that in certain circumstances the Second Lien Security Documents may be amended automatically without the consent of holders of Notes, the Trustee or the Second Lien Agent in connection with any amendments to corresponding security documents creating Prior Liens; provided, however, that such amendment does not affect the rights, duties, protections, indemnities, immunities or obligations of the Trustee or the Second Lien Agent.
The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. Consent to any amendment or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender. After an amendment or waiver under the Indenture requiring the consent of the holders becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment or waiver.
Defeasance
The Company at any time may terminate all of its obligations under the Notes, the Indenture and the Second Lien Security Documents (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.
The Company at any time may terminate its obligations described under “— Repurchase at the Option of Holders — Change of Control” and under covenants described under “— Covenants” (subject to certain exceptions), the operation of the cross default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the loss of enforceability provision described under “— Events of Default” (“covenant defeasance”).
If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.
The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (5), (6) (with respect only to Significant Subsidiaries), (4), (7) or (8) under “—Events of Default” above or because of the failure of the Company to comply with clause (3) under “—Covenants — Merger and Consolidation” above.
In order to exercise either defeasance option, the Company must, among other things, irrevocably deposit in trust (the “defeasance trust”) with the Trustee cash in U.S. dollars or U.S. Government Obligations denominated in U.S. dollars, or a combination thereof, for the payment of principal, premium, if any, and interest on the Notes to redemption or Stated Maturity (in each case assuming the payment of interest as Cash Interest through such date), as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.
Satisfaction and Discharge
The Indenture and the Second Lien Security Documents will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise expressly provided for in the Indenture) as to all outstanding Notes issued under the Indenture when either:
(1)
all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

(2)
all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for such purpose, cash in U.S. dollars, U.S. Government Obligations denominated in U.S. dollars, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest to the date of Stated Maturity or redemption, and in each case certain other requirements set forth in the Indenture are satisfied.

No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Concerning the Trustee
Wilmington Trust, National Association is the Trustee under the Indenture and has been appointed by the Company as registrar, paying agent and Conversion Agent with regard to the Notes.
The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act) while any Default exists it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee with such conflict or resign as Trustee.
Governing Law
The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes or is merged with and into a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes or is merged with and into a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.
“Additional Notes” means any further Notes (other than (i) the Initial Notes and (ii) any PIK Interest Notes) issued under the Indenture in accordance with the terms of the Indenture as part of the same series as the Initial Notes, ranking equally with those Initial Notes and having identical terms and conditions to the Initial Notes (except that there may be differences in (a) the date of issuance, (b) the issue price), and (c) rights under a related Registration Rights Agreement, if any), subject to compliance with the terms of the Indenture (including that the aggregate principal amount of the Notes (including Additional Notes), which may be authenticated and delivered under the Indenture and shall not exceed $30,193,179 plus the amount of any PIK Payments).
“Adjusted Consolidated Net Tangible Assets” of the Company means (without duplication), as of the date of determination, the remainder of:
(a)
the sum of:

(1)
discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A)
estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(B)
estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year end), and decreased by, as of the date of determination, the estimated discounted future net revenues from

(C)
estimated proved oil and gas reserves produced or disposed of since such year end, and

(D)
estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and in accordance with SEC guidelines, in the case of clauses (A) through (D) utilizing prices and costs calculated in accordance with SEC guidelines as of such year end; provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s petroleum engineers;
(2)
the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements;

(3)
the Net Working Capital of the Company and its Restricted Subsidiaries on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(4)
the greater of

(A)
the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

(B)
the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; provided, however that, if no such appraisal has been performed the Company shall not be required to obtain such an appraisal and only clause (4)(A) of this definition shall apply;

minus
(b)
the sum of:

(1)
Minority Interests;

(2)
any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly balance sheet (to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(3) above of this definition);

(3)
to the extent included in (a)(1) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing prices and costs calculated in accordance with SEC guidelines as of such year end), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(4)
to the extent included in (a)(1) above, the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(1) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to such Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the successful efforts method of accounting to the full cost or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.
“Bank Product” means each and any of the following bank services and products provided to the Company or any other Grantor by any lender under the First Lien Credit Agreement or any Priority Substitute Credit Facility or any Affiliate of any such lender: (a) commercial credit cards; (b) stored value cards; and (c) Treasury Management Arrangements (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bank Product Obligations” means any and all obligations of the Company or any other Grantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with any Bank Product.
“Bankruptcy Code” means Title 11 of the United States Code.
“Bankruptcy Law” means the Bankruptcy Code and any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Beneficial Ownership Limitation” means 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock as set forth in the applicable notice of conversion.
“Bloomberg” means Bloomberg Financial Markets.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor governmental authority.
“Board of Directors” means, as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof or as to any Person that is not a corporation, the board of managers or such other individual or group serving a similar function.
“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Houston, Texas or a place of payment are authorized or required by law to close.
“Capital Stock” of any Person means any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.
“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of

Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the FASB on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to the Indenture.
“Cash Equivalents” means:
(1)
securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided, however that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)
marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” (or the equivalent thereof) or better from either S&P or Moody’s;

(3)
certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the short-term deposit of which is rated at the time of acquisition thereof at least “A2” or the equivalent thereof by S&P, or “P-2” or the equivalent thereof by Moody’s, and having combined capital and surplus in excess of $100.0 million;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)
commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6)
interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Cash Interest” means any interest on the Notes payable in cash.
“Cash Management Obligations” means obligations under any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, automated clearing house fund transfer services, purchase card, electronic funds transfer (including non-card e-payables services) and other cash management arrangements and commercial credit card and merchant card services.
“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries having a fair market value in excess of $1,000,000.
“Change of Control” means:
(1)
any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) other than as a result of any merger or consolidation in which the holders of the Voting Stock of the Company immediately prior to such transaction will, immediately after such transaction, hold or own Voting Stock of the surviving or successor entity or any parent thereof representing a majority of the voting power of the Voting Stock of such entity (for the purposes of this clause (1), such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity);
(2)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(3)
the first day on which a majority of the members of the Board of Directors of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) are not Continuing Directors; or

(4)
the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Closing Price” means, for any security as of any date, the closing price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the closing price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Priority Lien Collateral, or the Second Lien Collateral, or both.
“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.
“Common Stock” means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of the Company’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.
“Consolidated Coverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDAX of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:
(1)
if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date;

(2)
if the Company or any Restricted Subsidiary has Incurred, repaid, repurchased, defeased or otherwise discharged any Indebtedness (other than Indebtedness described in clause (1) above) since the beginning of the period, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Incurrence, repayment, repurchase, defeasement or other discharge of Indebtedness as if such Incurrence, repayment, repurchase, defeasement or other discharge had occurred on the first day of such period

(except that, in making such computation, the amount of Indebtedness under any revolving Credit Facility shall be computed based upon the average daily balance of such Indebtedness during such period);
(3)
if, since the beginning of such period, the Company or any Restricted Subsidiary has made any sale, assignment or other transfer of Property or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such a sale, assignment or other transfer of Property, the Consolidated EBITDAX for such period will be reduced by an amount equal to the Consolidated EBITDAX (if positive) directly attributable to the assets which are the subject of such sale, assignment or other transfer of Property for such period or increased by an amount equal to the Consolidated EBITDAX (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with or with the proceeds from such sale, assignment or other transfer of Property for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)
if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

(5)
if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) made any sale, assignment or other transfer of Property or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such sale, assignment or other transfer of Property or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided, however that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission); provided, however that the aggregate amount of pro forma expense and cost reductions to be included in calculating Consolidated EBITDAX pursuant to this sentence shall not exceed 10% of Consolidated EBITDAX (determined before giving effect to this sentence) for such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
“Consolidated EBITDAX” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:
(1)
Consolidated Interest Expense;

(2)
Consolidated Income Tax Expense;

(3)
consolidated depletion and depreciation expense of the Company and its Restricted Subsidiaries;

(4)
consolidated amortization expense or asset impairment charges of the Company and its Restricted Subsidiaries;

(5)
other non-cash charges of the Company and its Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

(6)
consolidated exploration and abandonment expense of the Company and its Restricted Subsidiaries,

if applicable for such period; and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDAX in any prior period).
Notwithstanding the preceding sentence, clauses (1) through (6) relating to amounts of a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated EBITDAX of such Person only in the same proportion that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.
“Consolidated Income Tax Expense” means, with respect to any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP.
“Consolidated Interest Expense” means, for any period, the total consolidated interest expense (less interest income) of the Company and its Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:
(1)
interest expense attributable to Capitalized Lease Obligations;

(2)
amortization of debt discount and debt issuance cost (provided, however that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3)
non-cash interest expense (to the extent deducted in the calculation of Consolidated Net Income);

(4)
commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)
the interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

(6)
cash costs associated with Interest Rate Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements result in net cash benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)
the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period; and

(8)
all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, minus, to the extent included above, any interest attributable to Dollar-Denominated Production Payments; provided, however that for the purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of Indebtedness to which such Consolidated Interest Expense relates.
For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in clause (d) of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (8) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in clause (d) of the definition of “Indebtedness.”
“Consolidated Net Income” means, for any period, the aggregate net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP and after any reduction in respect of Preferred Stock dividends of such Person; provided, however, that there will not be included (to the extent otherwise included therein) in such Consolidated Net Income:
(1)
any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(a)
subject to the limitations contained in clauses (3) and (4) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)
the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;

(2)
any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)
subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)
the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)
any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(4)
any nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;

(5)
the cumulative effect of a change in accounting principles;

(6)
any “ceiling limitation” or other asset impairment writedowns on Oil and Gas Properties under GAAP or Commission guidelines;

(7)
any unrealized non-cash gains or losses or charges in respect of Hedging Obligations;

(8)
income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

(9)
any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards;

provided further, for the purposes of calculating Consolidated Net Income, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of Indebtedness.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
“Conversion Agent” means the office or agency appointed by the Company where Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.
“Conversion Amount” means the sum of (A) the portion of the outstanding principal amount of the Note to be converted, with respect to which this determination is being made, and (B) any accrued and unpaid interest on the outstanding principal amount of such Note as at the Conversion Date, if any.
“Conversion Date” means any date on which any holder shall convert any Conversion Amount into shares of Common Stock.
“Conversion Price” means $21.33, subject to adjustment from time to time as set forth herein.
“Conversion Rate” means the number of shares of Common Stock issuable upon conversion of any Conversion Amount, which shall be determined by dividing (x) such Conversion Amount by (y) the then applicable Conversion Price.
“Credit Agreement Debt” means the indebtedness under the First Lien Credit Agreement (including letters of credit and reimbursement obligations with respect thereto) that was permitted to be incurred and secured under the Priority Credit Agreement, the Indenture and any Second Lien Substitute Facility (or as to which the lenders under the First Lien Credit Agreement obtained an Officers’ Certificate at the time of incurrence to the effect that such indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents) and additional indebtedness under any Priority Substitute Credit Facility. For purposes of the Intercreditor Agreement, indebtedness under the First Lien Credit Agreement is permitted to be incurred under the Indenture.
“Credit Agreement Obligations” means the Credit Agreement Debt and all other Obligations in respect of or in connection with Credit Agreement Debt together with Hedging Obligations and Bank Product

Obligations. For the avoidance of doubt, Hedging Obligations and Bank Product Obligations shall only constitute Credit Agreement Obligations to the extent that such Hedging Obligations or Bank Product Obligations are secured under the terms of the Priority Lien Documents. Notwithstanding any other provision hereof, the term “Credit Agreement Obligations” will include accrued interest, fees, costs, and other charges incurred under the First Lien Credit Agreement and the other Priority Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Credit Agreement Obligations (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.
“Credit Facility” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the First Lien Credit Agreement), indentures or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), capital market transactions or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original First Lien Credit Agreement or any other credit or other agreement or indenture).
“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the holder thereof and issued in accordance with the applicable provisions of the Indenture, substantially in the form of Exhibit A to the Indenture except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Discharge of Priority Lien Obligations” means the occurrence of all of the following:
(1)
termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)
payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(3)
discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Obligations;

(4)
payment in full in cash of obligations in respect of Hedging Obligations constituting Priority Lien Obligations (and, with respect to any particular agreement regarding Hedging Obligations, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Priority Lien Agent) pursuant to the terms of the First Lien Credit Agreement); and

(5)
payment in full in cash of all other Priority Lien Obligations, including without limitation, Bank Product Obligations, that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, the Company or any Subsidiary Guarantor enters into any Priority Lien Document evidencing a Priority Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement with respect to such new Priority Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Company designates such indebtedness as Priority Lien Debt in accordance with the Intercreditor Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in the Intercreditor Agreement, any Second Lien Obligations shall be deemed to have been at all times Second Lien Obligations and at no time Priority Lien Obligations.
“Disposition” or “Dispose” means the sale, transfer, license, lease, abandonment, or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and any assignment, termination, close out, or restructuring of any swap agreement outside of the ordinary course of business.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the holder of the Capital Stock or upon the happening of any event:
(1)
matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)
is convertible or exchangeable for Disqualified Stock or other Indebtedness (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)
is redeemable at the option of the holder of the Capital Stock in whole or in part (other than, including at the issuer’s election, solely in exchange for Capital Stock which is not Disqualified Stock), in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided, however that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially similar manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that (i) the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with “— Covenants — Limitation of Sales of Assets and Subsidiary Stock” and “— Repurchase at the Option of Holders — Change of Control” and (ii) such repurchase or redemption will be permitted solely to the extent also permitted in accordance with “— Covenants — Limitation on Restricted Payments”.
“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Effective Date” means March 9, 2021.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“Excess Priority Lien Obligations” means Obligations constituting Priority Lien Obligations for the principal amount of loans, letters of credit and letter of credit reimbursement obligations under the First Lien Credit Agreement and/or any other Credit Facility pursuant to which Priority Lien Debt has been issued to the extent that such Obligations for principal, letters of credit and reimbursement obligations are in excess of the amount in clause (a) of the definition of “Priority Lien Cap.”
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated pursuant thereto.
“First Lien Credit Agreement” means the Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of May 14, 2019 among the Company, as parent, the initial Subsidiary Guarantor, as borrower, the Priority Lien Agent, and the other lenders parties thereto from time to time, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, amendment and restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided, however that such increase in borrowings is permitted under caption “— Covenants — Limitation on Indebtedness and Preferred Stock”).
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. Notwithstanding any other provision contained in the Indenture, the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations.
“Global Note Legend” means the legend set forth in the applicable provision of the Indenture, which is required to be placed on all Global Notes issued under the Indenture
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A to the Indenture, as appropriate, issued in accordance with the applicable provisions of the Indenture that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of DTC or its nominee.
“Grantors” means the Company, each other Subsidiary of the Company that shall have granted any Lien in favor of any of the Priority Lien Agent or the Second Lien Agent on any of its assets or properties to secure any of the Secured Obligations.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)
entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or any obligation to the extent it is payable only in Capital Stock of the Guarantor that is not Disqualified Stock. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
“holder” means a Person in whose name a Note is registered on the registrar’s books.
“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.
“Incur” means issue, create, assume, Guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication, whether or not contingent):
(1)
the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)
the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and except to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation is satisfied within 30 days of payment on the letter of credit);

(4)
the principal component of all obligations of such Person (other than obligations payable solely in Capital Stock that is not Disqualified Stock) to pay the deferred and unpaid purchase price of property (except as described in clause (8) of the penultimate paragraph of this definition of “Indebtedness”), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto to the extent such obligations would appear as a liabilities upon the consolidated balance sheet of such Person in accordance with GAAP;

(5)
Capitalized Lease Obligations of such Person to the extent such Capitalized Lease Obligations would appear as liabilities on the consolidated balance sheet of such Person in accordance with GAAP;

(6)
the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)
the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)
the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)
to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

provided, however, that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, shall not constitute “Indebtedness.”
The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.
Notwithstanding the preceding, “Indebtedness” shall not include:
(1)
Production Payments and Reserve Sales;

(2)
any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(3)
any Hedging Obligations; provided, however that such Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are designed to offset changes in currency or commodity prices and are entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture;

(4)
any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided, however that such Indebtedness is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(5)
any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however that such Indebtedness is extinguished within five Business Days of Incurrence;

(6)
in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(7)
all contracts and other obligations, agreements, instruments or arrangements described in clauses (19), (20), (21) or (27)(a) of the definition of “Permitted Liens;” and

(8)
accrued expenses and trade payables and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days past the invoice or billing date or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the first paragraph of this definition of “Indebtedness” that would not appear as a liability on the balance sheet of such Person if:

(1)
such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)
such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture or otherwise liable for all or a portion of the Joint Venture’s liabilities (a “General Partner”); and

(3)
there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)
the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)
if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is with recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by such Person and its Restricted Subsidiaries.

“Initial Notes” means Notes issued on the Issue Date.
“Insolvency or Liquidation Proceeding” means:
(1)
any case commenced by or against the Company or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)
any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)
any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Interest Payment Date” means January 15, April 15, July 15 and October 15 of each year.
“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law) issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however that none of the following will be deemed to be an Investment:
(1)
Hedging Obligations entered into in the ordinary course of business, not for speculative purposes and in compliance with the Indenture;

(2)
endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)
an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Capital Stock (other than Disqualified Stock) of the Company.

The amount of any Investment shall not be adjusted for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.
For purposes of the definition of “Unrestricted Subsidiary” and “— Covenants — Limitation on Restricted Payments”:
(1)
“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)
the Company’s “Investment” in such Subsidiary at the time of such redesignation less,

(b)
the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)
any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than:
(1)
Baa3 (or the equivalent) by Moody’s; and

(2)
BBB- (or the equivalent) by S&P,

or, if either such Rating Agency ceases to make a rating on the Notes publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.
“Investment Grade Rating Event” means the first day on which the Notes have an Investment Grade Rating from each Rating Agency, and no Default has occurred and is then continuing under the Indenture.
“Issue Date” means the first date on which the Notes are issued under the Indenture.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC; provided, however that in no event shall an operating lease be deemed to constitute a Lien.
“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Company and its Subsidiaries in excess of $1,000,000 for any single acquisition or series of related acquisitions of Property.
“Material Disposition” means any Disposition of Property or series of related Dispositions of Property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $1,000,000 for any single Disposition or series of related Dispositions of Property.
“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.
“Money-Laundering Laws” means, collectively, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the rules and regulations thereunder, and any related or similar laws, regulations or guidelines, issued, administered or enforced by any governmental agency of the United States (including, without limitation, the USA Patriot Act, the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended), and the executive orders).
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or any contribution to equity capital, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.
“Non-Recourse Debt” means Indebtedness of a Person:
(1)
as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)
no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)
the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Note Documents” means the Indenture, the Notes, the Intercreditor Agreement, the Second Lien Security Documents, the Registration Rights Agreements and the Purchase Agreement and all other note documents, guarantees, instruments and agreements governing or evidencing the Second Lien Obligations or any Second Lien Substitute Facility.
“Notes” means 13.50% Convertible Senior Secured Second Lien Notes due 2023 including, unless the context otherwise requires, the Initial Notes, all Additional Notes and PIK Notes.
“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any indebtedness.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.
“Officers’ Certificate” means a certificate signed by two Officers of the Company.
“Oil and Gas Business” means:

(1)
the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquefied natural gas and other Hydrocarbon, mineral and renewable energy properties or products produced in association with any of the foregoing;

(2)
the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons, minerals and renewable energy obtained from unrelated Persons;

(3)
any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons, minerals and renewable energy produced substantially from properties in which the Company or its Restricted Subsidiaries, directly or indirectly, participate;

(4)
any business relating to oil field sales and service or drilling rigs; and

(5)
any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.
“Permitted Acquisition Indebtedness” means Indebtedness (including Disqualified Stock) of the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:
(1)
of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

(2)
of a Person that was merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger, consolidation or amalgamation, provided, however that on the date such Person became a Restricted Subsidiary or the date such Person was merged, consolidated and amalgamated with or into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in clause (1) of the first paragraph of the covenant described under “— Covenants — Limitation on Indebtedness and Preferred Stock.

“Permitted Business Investment” means any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil, natural gas or other Hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties including:
(1)
ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2)
Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3)
direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Holder” means each Person that directly or indirectly owns Voting Stock of the Company on the date hereof and any Affiliate of such Person.
“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:
(1)
the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary;

(2)
another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary and, in each case, any Investment held by such Person; provided, however that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3)
cash and Cash Equivalents;

(4)
receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)
payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)
loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(7)
Capital Stock, obligations or securities received in settlement of debts (x) created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or (y) pursuant to any plan of reorganization or similar arrangement in a bankruptcy or insolvency proceeding;

(8)
any Person as a result of the receipt of non-cash consideration from a sale, assignment or other transfer of Property that was made pursuant to and in compliance with the covenant described under “— Covenants — Limitation on Sales of Assets and Subsidiary Stock”;

(9)
Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “— Covenants — Limitation on Indebtedness and Preferred Stock”;

(10)
Guarantees issued in accordance with Section “— Covenants — Limitation on Indebtedness and Preferred Stock”;

(11)
Permitted Business Investments;

(12)
any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(13)
any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(14)
Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(15)
Investments in the Notes;

(16)
Investments in existence on the Issue Date; and

(17)
Investments by the Company or any of its Restricted Subsidiaries (other than Investments in any Unrestricted Subsidiary), together with all other Investments pursuant to this clause (17), in an aggregate amount outstanding at the time of such Investment not to exceed the greater of $7.5 million and 1.0% of the Company’s Adjusted Consolidated Net Tangible Assets (with the Fair Market Value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:
(1)
Liens on the Collateral securing Indebtedness and related obligations Incurred under clause (1) of the second paragraph of the covenant described under “— Covenants — Limitation on Indebtedness and Preferred Stock,”; provided, however that the collateral agent, trustee or other security representative for the holders of such Indebtedness shall have become a party to the Intercreditor Agreement;

(2)
pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, social security or old age pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits (which may be secured by a Lien) to secure public or statutory obligations of such Person including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other hydrocarbons and minerals on State, Federal or foreign lands or waters), or deposits of cash or United States government bonds to secure indemnity performance, surety or appeal bonds or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)
statutory and contractual Liens of landlords and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)
Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided, however that appropriate reserves, if any, required pursuant to GAAP have been made in respect thereof;

(5)
Liens in favor of issuers of surety or performance bonds or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)
survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of the assets of such Person and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of such Person;

(7)
Liens securing Hedging Obligations permitted from time to time under the Indenture which are not included in the definition of Indebtedness pursuant to clause (3) of the penultimate paragraph of the definition thereof;

(8)
leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)
prejudgment Liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)
Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided, however that:

(A)
the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(B)
such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)
Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided, however that:

(A)
such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Board; and

(B)
such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)
Liens arising from UCC financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)
Liens (other than for borrowed money) existing on the Issue Date;

(14)
Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(15)
Liens on property at the time the Company or any of its Subsidiaries acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(16)
Liens securing the Notes, any increase in principal amount as the result of a payment of all or any portion of interest in kind on the then outstanding principal amount of the Notes and any PIK Notes in respect thereof and the Subsidiary Guarantees;

(17)
Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured and that is being refinanced pursuant to clause (4)(c) of the second paragraph of the covenants described under “— Covenants — Limitation on Indebtedness and Preferred Stock”; provided, however that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

(18)
any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; provided, however that such Liens do not extend to any property or asset that is not leased property subject to such Capitalized Lease Obligation or operating lease;

(19)
Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

(20)
Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(21)
Liens on pipelines or pipeline facilities that arise by operation of law;

(22)
Liens in favor of the Company or any Subsidiary Guarantor;

(23)
deposits made in the ordinary course of business to secure liability to insurance carriers;

(24)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(25)
Liens deemed to exist in connection with Investments in repurchase agreements permitted under the covenant described under “Covenants — Limitation on Indebtedness and Preferred Stock”; provided, however that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27)
any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(28)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(29)
Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;
(30)
Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under “— Covenants — Limitation on Restricted Payments”;

(31)
Liens in favor of collecting or payer banks having a right of setoff, revocation, or charge back with respect to money or instruments of the Company or any Subsidiary of the Company on deposit with or in possession of such bank;

(32)
Liens on any cash, Cash Equivalents or other securities to secure Cash Management Obligations owing to the banks or other financial entities holding such cash, Cash Equivalents or securities; and

(33)
Liens securing Indebtedness in an aggregate principal amount outstanding at any one time, added together with all other Indebtedness secured by Liens Incurred pursuant to this clause (33), not to exceed $5.0 million.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).
“Permitted Reserve Based Facility” means a reserve based credit facility (a) with lenders holding a majority in principal amount of the commitments thereunder that are (i) commercial bank lenders, (ii) investment banks or (iii) Affiliates of Persons described in clauses (i) and (ii), which, in each case, have experience participating in reserve based credit facilities and (b) which shall contain a borrowing base determined on a basis substantially consistent with customary terms and advance rates for oil and gas reserve based lending practices. For the avoidance of doubt, the First Lien Credit Agreement (including the lenders parties thereto on the date hereof, the methodology for borrowing base determinations and the initial borrowing base determination on June 1, 2019) shall be deemed to be a Permitted Reserve Based Facility.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.
“PIK Notes” means additional Notes to be issued as payment in kind interest on the outstanding Notes.
“Plan” means that certain Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated August 18, 2016 (together with all exhibits and schedules thereto) filed by the Company and the Subsidiary Guarantor with the United States Bankruptcy Court for the Southern District of Texas.
“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
“Premium Amount” means, with respect to any tender or exchange offer, (i) the Tender Consideration paid in such tender or exchange offer minus (ii) the product of the Current Market Price on the date of expiration of such tender or exchange offer and the number of shares of Common Stock acquired pursuant to such tender or exchange offer.

“Prepayment Premium” means, with respect to any Note on any applicable redemption date (whether voluntary, mandatory or otherwise) the applicable redemption price for such Note as set forth under the caption “Optional Redemption”.
“Principal Market” means NYSE American LLC.
“Prior Lien” means a Lien on any Collateral that has priority (whether by law or pursuant to any agreement) over the Liens of the Second Lien Security Documents.
“Priority Lien” means a Lien granted by the Company or any other Grantor in favor of the Priority Lien Agent, at any time, upon any Property of such Person to secure Priority Lien Obligations (including Liens on such Collateral under the security documents associated with any Priority Substitute Credit Facility).
“Priority Lien Agent” means Truist Bank, as “Administrative Agent” under the First Lien Credit Agreement (together with its successors in such capacity), and, from and after the date of execution and delivery of a Priority Substitute Credit Facility, the agent, collateral agent, trustee, collateral trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.
“Priority Lien Cap” means, as of any date, (a) the aggregate principal amount of all indebtedness outstanding at any time under any Priority Lien Debt (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) to the extent constituting indebtedness pursuant to a Permitted Reserve Based Facility, plus (b) the amount of all Hedging Obligations, to the extent such Hedging Obligations are secured by the Priority Liens, plus (c) the amount of all Bank Product Obligations, to the extent such Bank Product Obligations are secured by the Priority Liens, plus (d) the amount of accrued and unpaid interest (excluding any interest paid-in-kind) and outstanding fees, to the extent such Obligations are secured by the Priority Liens, plus (e) fees, indemnifications, reimbursements and expenses as may be due pursuant to the terms of any Priority Lien Debt. For avoidance of doubt, the Priority Lien Cap (including determination of the criteria for a Permitted Reserve Based Facility) represents an incurrence-only determination and any Priority Lien Debt that falls within the Priority Lien Debt on the date incurred shall remain within the Priority Lien Cap thereafter notwithstanding any borrowing base re-determination or any change in compliance with the criteria for a Permitted Reserve Based Facility.
“Priority Lien Collateral” shall mean all “Collateral”, as defined in the First Lien Credit Agreement or any other Priority Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Priority Lien Obligation.
“Priority Lien Debt” means the Credit Agreement Debt and all indebtedness incurred under any Priority Substitute Credit Facility.
“Priority Lien Documents” means the First Lien Credit Agreement, the Priority Lien Security Documents, the other “Loan Documents” (as defined in the First Lien Credit Agreement) and all other loan documents, Notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Priority Substitute Credit Facility.
“Priority Lien Obligations” means the Credit Agreement Obligations and, all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Priority Lien Obligations” will include accrued interest, fees, costs and other charges incurred under the Priority Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding.
“Priority Lien Secured Parties” means, at any time, (a) the Priority Lien Agent, (b) each lender or issuing bank under the First Lien Credit Agreement, (c) each holder, provider or obligee of any Hedging Obligations or Bank Product Obligation that is a lender under the First Lien Credit Agreement or an Affiliate (as defined herein or in the First Lien Credit Agreement) thereof at the time such Hedging Obligation or Bank Product Obligation is entered into (or, for the avoidance of doubt, if such Hedging Obligation or Bank Product Obligation was entered into prior to the date such holder, provider or oblige became a lender or an Affiliate thereof), or is a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document, (d) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Priority Lien Document, (e) each other Person that provides letters of credit, guarantees or other credit support related thereto under any Priority Lien Document and (f) each other holder of, or obligee in respect of, any Priority Lien Obligations (including pursuant to a Priority Substitute Credit Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Credit Agreement Document outstanding at such time.
“Priority Lien Security Documents” means the First Lien Credit Agreement (insofar as the same grants a Lien on the Collateral), each agreement listed in Part A of Exhibit B to the Intercreditor Agreement, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Priority Substitute Credit Facility).
“Priority Substitute Credit Facility” means any Credit Facility with respect to which the requirements contained in the applicable provisions of the Intercreditor Agreement have been satisfied and that replaces the First Lien Credit Agreement then in existence. For the avoidance of doubt, no Priority Substitute Credit Facility shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any Priority Lien securing such Priority Substitute Credit Facility shall be subject to the terms of the Intercreditor Agreement for all purposes (including the lien priorities as set forth herein as of the date thereof).
“Private Placement Legend” means the legend set forth in the Indenture to be placed on all Notes issued under the Indenture except where otherwise permitted by the provisions thereof.
“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Proved Developed Producing Properties” means Oil and Gas Properties which are categorized as “Proved Reserves” that are both “Developed” and “Producing”, as such terms are defined in the Definitions for Oil and Gas Reserves as promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.
“Proved Reserves” means reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”; (b) “Developed Non-Producing Reserves”; or (c) “Undeveloped Reserves”.
“Purchase Agreement” means that certain purchase agreement with respect to the Notes dated as of the Issue Date by and among the Company and the other parties thereto, as such agreement may be amended from time to time.
“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P or Moody’s, or both, as the case may be.
“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, extend, prepay, redeem or retire (including pursuant to any defeasance or discharge mechanism)

(collectively, “refinance” and “refinances” and “refinanced” shall have correlative meanings) any Indebtedness (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary Guarantor and Indebtedness of any Subsidiary Guarantor that refinances Indebtedness of another Subsidiary Guarantor, but excluding Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor), including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:
(1)
(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)
the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)
such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith); and

(4)
if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced.

“Registration Rights Agreement” means that certain registration rights agreement with respect to the Notes dated as of the Issue Date by and among the Company and the other parties thereto, as such agreement may be amended from time to time.
“Required Second Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Second Lien Debt then outstanding. For purposes of this definition, Second Lien Debt registered in the name of, or beneficially owned by, the Company or any Subsidiary of the Company will be deemed not to be outstanding.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means any Investment other than a Permitted Investment.
“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.
“Sanctioned Country” means, at any time, a country or territory which is itself or whose government is, the subject or target of any Sanctions (at the time of the Indenture, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means, collectively, any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or her Majesty’s Treasury of the United Kingdom.
“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if, at any time, such Commission is not existing and performing the duties assigned to it as of the Issue Date under the Securities Act and the Exchange Act, then the body performing such duties at such time.
“Second Lien” means a Lien granted by a Note Document to the Second Lien Agent, at any time, upon any Collateral by any Grantor to secure Second Lien Obligations (including Liens on such Collateral under the security documents associated with any Second Lien Substitute Facility).
“Second Lien Agent” means Wilmington Trust, National Association, in its capacity as collateral agent under the Indenture, together with its successors in such capacity appointed pursuant to the terms of the Indenture.
“Second Lien Collateral” shall mean all “Collateral”, as defined in any Note Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Second Lien Obligations.
“Second Lien Debt” means the indebtedness under the Notes issued as of the date of the Intercreditor Agreement and Guarantees thereof, and all indebtedness incurred under any Second Lien Substitute Facility.
“Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Second Lien Obligations” will include accrued interest, fees, costs and other charges incurred under the Indenture and the other Note Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding.
“Second Lien Secured Parties” means, at any time, the Second Lien Agent, the trustees, agents and other representatives of the holders of the Notes who maintain the transfer register for such Notes, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Note Document and each other holder of, or obligee in respect of, any Second Lien Obligations (including pursuant to a Second Lien Substitute Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Note Document outstanding at any time.
“Second Lien Security Documents” means the Indenture (insofar as the same grants a Lien on the Collateral), each agreement listed in Part B of Exhibit B to the Intercreditor Agreement and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Second Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Second Lien Substitute Facility).
“Second Lien Substitute Facility” means any facility with respect to which the requirements contained in the applicable provisions of the Intercreditor Agreement have been satisfied and that is permitted to be incurred pursuant to the Note Documents, the proceeds of which are used to, among other things, replace the Indenture then in existence. For the avoidance of doubt, no Second Lien Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Second Lien Substitute Facility shall be subject to the terms of the Intercreditor Agreement for all purposes (including the lien priority as set forth herein as of the date thereof) as the other Liens securing the Second Lien Obligations are subject to under the Intercreditor Agreement.
“Secured Debt Documents” means the Priority Lien Documents and the Notes Documents.
“Secured Obligations” means the Priority Lien Obligations and the Second Lien Obligations.
“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations of the SEC promulgated thereunder.
“Security Documents” means the Priority Lien Security Documents and the Second Lien Security Documents.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date, measured as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the Notes pursuant to a written agreement.
“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary (other than in this definition) will refer to a Subsidiary of the Company.
“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.
“Subsidiary Guarantors” means Goodrich Petroleum Company, L.L.C., as the initial guarantor of the Notes, and any Person that after the Issue Date guarantees the Notes pursuant to the covenant described under “— Covenants — Future Subsidiary Guarantors” or otherwise, in each case until a successor replaces such Person pursuant to the applicable provisions of the Indenture and, thereafter, means such successor, in each case until such Person is released from its guarantee of the Notes in accordance with the Indenture.
“Tender Consideration” means, with respect to any tender or exchange offer, the aggregate of the cash plus the Fair Market Value of all non-Cash consideration paid in respect of such tender or exchange offer.
“Test Date” means (A) each January 1 and July 1 of each year commencing with July 1, 2021 and (B) the date of any Material Acquisition or Material Disposition by the Company or its Restricted Subsidiaries of the Oil and Gas Properties (and after giving effect thereto, including any change in Indebtedness of the Company and its Restricted Subsidiaries as a result thereof).
“Total Proved PV10%” means, as of any date of determination thereof with respect to the Oil and Gas Properties described in the most recently prepared reserve report, the net present value, determined using a discount rate of ten percent (10%) per annum, of the future net revenues expected to accrue to the Company’s and the Subsidiary Guarantors’ collective interest in such Oil and Gas Properties during the remaining expected economic lives of such Oil and Gas Properties. Each calculation of such expected future net revenues shall be made by the Company in accordance with the then existing standards of the Society of Petroleum Engineers; provided, however that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes and for operating, gathering, transportation and marketing costs, required for the production and sale of Hydrocarbons from such Oil and Gas Properties, (b) the pricing assumptions used in determining Total Proved PV10% for any Oil and Gas Properties shall be based upon the Strip Price on such date, adjusted in a reasonable manner to reflect the Company’s and the Subsidiary Guarantors’ Commodity Agreements in respect of forecasted production from Proved Developed Producing Properties and (c) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differential in a reasonable manner. The amount of Total Proved PV10% at any time shall be calculated on a pro forma basis for dispositions and acquisitions of Oil and Gas Properties consummated since the date of the most recently prepared reserve report (provided, however that, in the case of any such acquisition or disposition, as the case may be, the Company shall have prepared a reserve report evaluating all categories of Proved Reserves attributable to the Oil and Gas Properties subject thereto).
“Total Secured Debt” means, at any time, the aggregate principal amount of Indebtedness in respect of the First Lien Credit Agreement outstanding at such time plus the aggregate principal amount of Indebtedness in respect of the Notes outstanding at such time.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.
“Trustee” means Wilmington Trust, National Association until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.
“Unrestricted Cash” means cash and cash equivalents that satisfy each of the following criteria: (A) are held in a bank account subject to the “control” as defined in Article 9 of the UCC of the Trustee, (B) are not subject to any Lien other than the Liens in respect of the Notes and Permitted Liens described in either clause (1) or clause (11) of the definition thereof and (C) are not held in a restricted account, payroll account, tax account, trust account, pension account, royalty account or other similar type of account.
“Unrestricted Subsidiary” means:
(1)
any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)
any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:
(1)
such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)
all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)
on the date of such designation, such designation and the Investment of the Company or a Restricted Subsidiary in such Subsidiary complies with the covenant descried under “— Covenants — Limitation on Restricted Payments”;

(4)
such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(A)
to subscribe for additional Capital Stock of such Person; or

(B)
to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5)
on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company or such Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under clause (1) of the first paragraph of the covenant described under “— Covenants — Limitation on Indebtedness and Preferred Stock” on a pro forma basis taking into account such designation.
“Unsecured Debt” of any Person means Indebtedness that is not secured by a Lien on any property or asset now owned or hereafter owned by such Person, or on any income or profits therefrom, or any assignment or conveyance of any right to receive income therefrom.
“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).
“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s Board of Directors.
“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

PLAN OF DISTRIBUTION
We are registering all Notes and an aggregate of 1,903,240 shares of common stock underlying the Notes. Our registered common stock will trade on the NYSE American under the symbol “GDP.”
The Securities being registered are currently owned by the selling security holders. The selling security holders, which as used herein, includes donees, pledgees, transferees or other successors-in-interest selling Securities or interests in the Securities received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Securities or interests in Securities on any stock exchange, market or trading facility on which the Securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
The selling security holders may use any one or more of the following methods when disposing of the Securities or interests therein:
•
on the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•
in underwritten transactions;

•
through the distribution of the Securities by any selling security holder to its partners, members or stockholders;

•
by loan or by pledge to secured debts and other obligations;

•
“at the market” or through market makers or into an existing market for the Securities;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions or in other ways not involving market makers or established trading markets;

•
short sales in compliance with applicable law;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the selling security holders to sell a specified number of Securities at a stipulated price per security;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the Securities or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The selling security holders may also sell the Securities short and deliver these Securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these Securities. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling security holders from the Securities offered by them will be the purchase price of the Securities less discounts or commissions, if any. The selling security holders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Securities to be made directly or through agents. We will not receive any of the proceeds from this offering.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the Securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Securities may be underwriting discounts and commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the Securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Securities in the market and to the activities of the selling security holders and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling security holders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Securities offered by this prospectus. We cannot assure you that the selling security holder will sell all or any portion of the Securities offered hereby.

LEGAL MATTERS
The validity of the Securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. The validity of the Securities offered by this prospectus and other matters arising under Louisiana law are being passed upon by Cook, Yancey, King & Galloway, APLC, Shreveport, Louisiana.
EXPERTS
Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Estimates of the oil and gas reserves of the Company and related future net cash flows and the present values were based upon reserve reports prepared by Netherland, Sewell & Associates, Inc. and by Ryder Scott Company and have been included in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC (File No. 001-12719) pursuant to the Exchange Act. Our filings are also available to the public through the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following reports and other documents we filed with the SEC pursuant to the Exchange Act (other than any such reports or documents or portions thereof or exhibits thereto that are furnished rather than filed) are incorporated herein by reference:
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 12, 2021;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed on May 6, 2021;

•
our Definitive Proxy Statement on Schedule 14A, filed on April 7, 2021; and

•
the description of our common stock contained in our Registration Statement on Form 8-A/A, filed on September 5, 2019 including any amendments or reports filed for the purpose of updating the description.

In addition, we incorporate by reference in this prospectus any future filings made by Goodrich Petroleum Corporation with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the Registration Statement that includes this prospectus becomes effective and until all offerings under this Registration Statement are terminated.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You should direct any requests for copies to us at the following address and telephone number:
Goodrich Petroleum Corporation
Attention: Corporate Secretary
801 Louisiana, Suite 700
Houston, Texas 77002
(713) 780-9494
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus.